UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.       )

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☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒           Definitive Proxy Statement
☐           Definitive Additional Materials
☐           Soliciting Material Pursuant to §240.14a-12

Spectrum Brands Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECTRUM BRANDS HOLDINGS, INC.
3001 Deming Way
Middleton, WI 53562

December 23, 2013

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to join us for our annual meeting of stockholders on Tuesday, January 28, 2014.  The meeting will be held at 7:45 a.m., local time, at the offices of Spectrum Brands Holdings’ Hardware and Home Improvement Group, 19701 Da Vinci Drive, Lake Forest, California 92610.

This year you will be asked to vote on the following proposals:

(1)	the election of four Class I directors to the Board of Directors for a three-year term;

(2)	the ratification of the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for our 2014 fiscal year;

(3)	to vote on a non-binding advisory resolution to approve the compensation of our named executive officers; and

(4)
the approval of an amendment of the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan to increase the number of shares of common stock available for issuance thereunder by 1,000,000 shares from 4,625,676 to 5,625,676.

The Board of Directors recommends a vote FOR proposals 1, 2, 3, and 4.  These proposals are described in the attached proxy statement, which you are encouraged to read fully.  We will also consider any additional business that may be properly brought before the annual meeting.  The Board of Directors has fixed December 16, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.  Only holders of record of shares of common stock of Spectrum Brands Holdings, Inc. at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.  At the close of business on the record date, Spectrum Brands Holdings, Inc. had 52,685,589 shares of common stock outstanding and entitled to vote.

If you wish to attend the annual meeting in person, you must reserve your seat by January 21, 2014 by contacting our Investor Relations at (608) 275-3340.  Additional details regarding requirements for admission to the annual meeting are described in the proxy statement under the heading “Voting in Person”.  Your vote is important and it is important that your shares be represented at the annual meeting.  To ensure that your shares are represented at the annual meeting, whether or not you plan to attend, please vote by proxy using the Internet or the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided.  Stockholders of record who attend the annual meeting may revoke their proxies and vote in person at the annual meeting, if they wish to do so.  We appreciate your continued support.

Sincerely,
David R. Lumley
Chief Executive Officer, President, Global Batteries and President, Home & Garden

SPECTRUM BRANDS HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Spectrum Brands Holdings, Inc.:

The annual meeting of the stockholders of Spectrum Brands Holdings, Inc. (the “Annual Meeting”) will be held on Tuesday, January 28, 2014 at 7:45 a.m., local time, at the offices of Spectrum Brands Holdings’ Hardware and Home Improvement Group, 19701 Da Vinci Drive, Lake Forest, California 92610, for the following purposes:

(1)	to elect four Class I directors to the Board of Directors for a three-year term expiring at the 2017 annual meeting;

(2)	to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2014;

(3)	to vote on a non-binding advisory resolution to approve the compensation of our named executive officers; and

(4)
the approval of an amendment of the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan to increase the number of shares of common stock available for issuance thereunder by 1,000,000 shares from 4,625,676 to 5,625,676.

All stockholders of record as of December 16, 2013 will be entitled to vote at the Annual Meeting, whether in person or by proxy.  If you are a stockholder of record you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting.  If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting.  If you wish to attend the Annual Meeting in person, you must reserve your seat by January 21, 2014 by contacting our Investor Relations at (608) 275-3340.  Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “Voting in Person”.

If you choose to vote by proxy you may do so by using the Internet or the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided.  Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions.  To ensure that your proxy is voted, your proxy, whether given by the Internet, the telephone, or mailing the proxy card, should be received by 5:00 p.m., Central time, on January 27, 2014.  If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.  If your shares are held on your behalf by a bank, broker, or other nominee, the proxy statement accompanying this notice will provide additional information on how you may vote your shares.  Stockholders of record who attend the Annual Meeting may revoke their proxies and vote in person at the Annual Meeting, if they wish to do so.

By Order of the Board of Directors,

Nathan E. Fagre Senior Vice President, General Counsel and Secretary

3001 Deming Way
Middleton, WI 53562
December 23, 2013

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
Matters to be Voted Upon at the Annual Meeting	1
Recommendations of Our Board of Directors	1
Stockholders Entitled to Vote at the Meeting	2
Quorum	2
Votes Required With Respect to Each Proposal	3
Proxies and Voting Procedures	3
Proxy Solicitation	5
Delivery of Proxy Materials and Annual Reports to Households	5

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JANUARY 28, 2014	6

BOARD OF DIRECTORS	7
Nominees for Re-Election to the Board of Directors	7
Directors Continuing in Office	9

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS	11

BOARD ACTIONS; BOARD MEMBER INDEPENDENCE; COMMITTEES OF THE BOARD OF DIRECTORS	12
Board Activities	12
Committees Established by Our Board of Directors	12
Risk Management and the Board’s Role	13
Availability of Corporate Governance Guidelines, Committee Charters, and Codes of Ethics	14

DIRECTOR NOMINATION PROCESS	14

EXECUTIVE COMPENSATION	16
Report of the Compensation Committee of the Board of Directors	16
Compensation Discussion and Analysis	16
Executive Compensation Tables	35
Summary Compensation Table	35
All Other Compensation Table for Fiscal Year 2013	36
Grants of Plan-Based Awards Table for Fiscal Year 2013	37
Outstanding Equity Awards at 2013Fiscal Year-End	38
Option Exercises and Stock Vested Information for Fiscal Year 2013	39
Pension Benefits	40
Non-Qualified Deferred Compensation	40
Termination and Change in Control Provisions	40
Executive-Specific Provisions	41
Tables of Amounts Payable Upon Termination or Change in Control	47
Director Compensation	50
Director Compensation Table for Fiscal Year 2013	50
Compensation Committee Interlocks and Insider Participation	51

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	51

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	53

EQUITY COMPENSATION PLAN INFORMATION	53

COMPARISON OF TOTAL STOCKHOLDER RETURN	54

AUDIT COMMITTEE REPORT	55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	55

PROPOSAL 1: ELECTION OF DIRECTORS	58

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014	59

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	61

PROPOSAL 4: AMENDMENT OF THE SPECTRUM BRANDS HOLDINGS, INC. 2011 OMNIBUS EQUITY AWARD PLAN	63

OTHER MATTERS	71

COMMUNICATIONS WITH THE BOARD	71

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING	71

ANNUAL REPORT AND FORM 10-K	71

APPENDIX
A Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan

SPECTRUM BRANDS HOLDINGS, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JANUARY 28, 2014

ABOUT THE ANNUAL MEETING

We are furnishing this proxy statement to stockholders of record of Spectrum Brands Holdings, Inc. (“Spectrum” or the “Company”) in connection with the solicitation of proxies for use at the annual meeting of stockholders to be held on Tuesday, January 28, 2014 at 7:45 a.m., local time, at the offices of Spectrum Brands Holdings’ Hardware and Home Improvement Group, 19701 Da Vinci Drive, Lake Forest, California 92610, and at any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Annual Meeting of Stockholders (the “Annual Meeting Notice”), this proxy statement, the accompanying proxy card, and an Annual Report to stockholders for the fiscal year ended September 30, 2013 (the “Annual Report”) containing financial statements and other information of interest to stockholders are expected to be first mailed to stockholders on or about December 23, 2013.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting you will be voting on the following proposals:

1.	to elect four Class I directors to the Board of Directors for a three-year term expiring at the 2017 annual meeting;

2.	to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2014 (“Fiscal 2014”);

3.	to vote on a non-binding advisory resolution to approve the compensation of our named executive officers; and

4.
to approve an amendment of the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (the “2011 Plan”) to increase the number of shares of common stock available for issuance thereunder from 4,625,676 to 5,625,676.

You will also be voting on such other business as may properly come before the meeting or any adjournment thereof.

Recommendations of Our Board of Directors

Our Board of Directors recommends that you vote your shares as follows:

1.	FOR the election of four Class I directors to the Board of Directors for a three-year term expiring at the 2017 annual meeting (PROPOSAL 1);

2.	FOR the ratification of the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for Fiscal 2014 (PROPOSAL 2);

3.	FOR the approval of the non-binding advisory resolution approving the compensation of our named executive officers (PROPOSAL 3); and

4.	FOR the approval of the amendment of the 2011 Plan to increase the number of shares of common stock available for issuance thereunder from 4,625,676 to 5,625,676 (PROPOSAL 4).

Stockholders Entitled to Vote at the Meeting

Stockholders of Record

Only stockholders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), as of December 16, 2013 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting.  You are considered the stockholder of record with respect to your shares if your shares are registered directly in your name with Computershare Shareowner Services, the Company’s stock transfer agent.  If you are a stockholder of record, you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting.  If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting, which will be held at 7:45 a.m., local time, at the offices of Spectrum Brands Holdings’ Hardware and Home Improvement Group, 19701 Da Vinci Drive, Lake Forest, California 92610.

If you choose to vote by proxy you may do so by using the Internet, the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided.  Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions.  To ensure that your proxy is voted, your proxy, whether given by the Internet, the telephone, or by mailing the proxy card, should be received by 5:00 p.m., Central time, on January 27, 2014.  If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

On the Record Date, there were 52,685,589 shares of Common Stock issued and outstanding, constituting all of our issued and outstanding voting securities.  Stockholders of record are entitled to one vote for each share of Common Stock they held as of the Record Date.

Shares Held with a Bank, Broker, or Other Nominee

If your shares are held in an account with a bank, broker, or another third party that holds shares on your behalf, referred to herein as a “nominee,” then you are considered the “beneficial owner” of these shares, and your shares are referred to as being held in “street name.”  If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker, or other nominee.  Your bank, broker, or other nominee has enclosed or provided a voting instruction card with this proxy statement for you to use in directing the bank, broker, or other nominee how to vote your shares.

If your shares are held by a bank, broker, or other nominee, they may not be voted or may be voted contrary to your wishes if you do not provide your bank, broker, or other nominee with instructions on how to vote your shares. Brokers, banks, and other nominees have the authority under the rules of the New York Stock Exchange (“NYSE”) to vote shares held in accounts by their customers in the manner they see fit, or not at all, on “routine” matters if their customers do not provide them with voting instructions.  Proposals 1, 3, and 4 are not considered to be routine matters, but Proposal 2 is considered to be a routine matter.  When a proposal is not routine and the bank, broker, or other nominee has not received your voting instructions, a bank, broker, or other nominee will not be permitted to vote your shares and a broker “non-vote” will occur.  To ensure your shares are voted in the manner you desire, you should provide instructions to your bank, broker, or other nominee on how to vote your shares for each of the proposals to be voted on at the Annual Meeting in the manner provided for by your bank, broker, or other nominee.

Quorum

A “quorum” of stockholders is necessary to hold the Annual Meeting.  A quorum will exist at the Annual Meeting if the holders of record of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting.  Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting, but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting, will be counted as present for purposes of establishing a quorum.

Votes Required with Respect to Each Proposal

To be elected as a Class I director at the Annual Meeting (Proposal 1), each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting.  In a plurality vote, the director nominee with the most affirmative votes in favor of his or her election to a particular directorship will be elected to that directorship.

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2014 (Proposal 2).  The affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy is required to approve the non-binding advisory resolution relating to the compensation of our named executive officers (Proposal 3), and to approve the amendment of the 2011 Plan (Proposal 4).

With regards to Proposal 1 (election of directors), shares represented by proxies that are marked “WITHHELD” and shares that are not voted will be excluded entirely from the vote and will have no effect on the outcome of this vote because the directors are elected by a plurality vote. With regards to Proposal 2 (ratification of KPMG LLP’s appointment as auditor), shares marked as “ABSTAIN” and shares which are not voted will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a vote against this proposal because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy.  With regards to Proposal 3 (non-binding advisory vote on executive compensation) and Proposal 4 (approval of the amendment of the 2011 Plan), shares marked as “ABSTAIN” will have the effect of a vote against each of these proposals, and shares which are not voted will have no effect on each of these proposals, because approval of each of these proposals requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the proposal at the Annual Meeting.

Proxies and Voting Procedures

What is a Proxy?

A proxy is another person that you legally designate to vote your stock.  If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.  For the purposes of the Annual Meeting, if you use the Internet or telephone to vote your shares, or complete the attached proxy card and return it to us by 5:00 p.m., Central time, on January 27, 2014, you will be designating the officers of the Company named on the proxy card to act as your proxy and to vote on your behalf in accordance with the instructions you have given via the Internet, by telephone, or on the proxy card at the Annual Meeting.

Voting by Proxy

Stockholders of Record

If you are a stockholder of record you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting.  If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting, which will be held at 7:45 a.m., local time, at the offices of Spectrum Brands Holdings’ Hardware and Home Improvement Group, 19701 Da Vinci Drive, Lake Forest, California 92610.  We recommend that you vote by proxy even if you currently plan to attend the Annual Meeting so that your vote will be counted if you later decide not to or are unable to attend the Annual Meeting.  You may revoke your vote at any time before 5:00 p.m. Central time, on January 27, 2014, by:

    ●   attending the Annual Meeting in person and voting again; or

    ●   signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or via the Internet, since only your latest proxy received by 5:00 p.m., Central time, on January 27, 2014 will be counted.

If you are a stockholder of record, there are several ways for you to vote your shares by proxy:

•
By Mail.  You may submit your proxy by completing, signing, and dating the attached proxy card and returning it in the prepaid envelope.  Sign your name exactly as it appears on the proxy card.  Proxy cards submitted by mail must be received by 5:00 p.m., Central time, on January 27, 2014.

•
By Telephone or Over the Internet.  You may submit your proxy by telephone or via the Internet by following the instructions provided on the proxy card.  If you submit your proxy by telephone or via the Internet, you do not need to return a proxy card by mail.  Internet and telephone proxy submission is available 24 hours a day.  Proxies submitted by telephone or the Internet must be received by 5:00 p.m., Central time, on January 27, 2014.

•
In Person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting.  Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy by telephone or via the Internet, or by completing, signing, dating, and returning the attached proxy card by the applicable deadline so that your vote will be counted if you later decide not to or are unable to attend the meeting.  Details regarding requirements for admission to the Annual Meeting are described below under the heading “Voting in Person”.

Voting instructions are included on your proxy card.  If you properly submit your proxy by telephone, the Internet, or by mail in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed.  If you submit your proxy by telephone, the Internet, or by mail, but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, as necessary to vote your shares on each proposal, your shares will be voted in accordance with the recommendations of our Board of Directors: (1) FOR the election of the director nominees, (2)  FOR the ratification of the appointment KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2014, (3) FOR the approval of the non-binding advisory resolution approving the compensation of our named executive officers, (4) FOR the approval of the amendment of the 2011 Plan, and (5) in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein.  The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

Shares Held with a Bank, Broker, or Other Nominee

If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker, or other nominee.  Your bank, broker, or other nominee has enclosed or provided a voting instruction card for you to use in directing the bank, broker, or other nominee on how to vote your shares.  To ensure that your shares are voted according to your wishes, be certain that you provide instructions to your bank, broker, or other nominee on how to vote your shares in the manner that they specify.  Your bank, broker, or other nominee will be permitted to vote your shares without instruction from you on Proposal 2, but will not be permitted to vote your shares on Proposals 1, 3, and 4 without your instructions.  As a result, if you do not provide your bank, broker, or other nominee with instructions on how to vote your shares with respect to Proposal 2, your bank, broker, or other nominee may vote your shares in a different manner than you would have voted if you had provided instructions to your bank, broker, or other nominee, and your vote will not be cast for Proposals 1, 3, and 4.  Abstentions will have the same effect as a vote against adoption of Proposals 2, 3, and 4, and broker “non-votes” will have the same effect as a vote against adoption of Proposal 2.  Broker “non-votes” will have no effect on Proposals 3 and 4.

Revoking Your Proxy

If you are a stockholder of record, you may revoke your proxy before it is voted by:

•	signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or the Internet, since only your last proxy received by 5:00 p.m., Central time, on January 27, 2014 will be counted;

•	notifying the Secretary of the Company in writing by 5:00 p.m., Central time, on January 27, 2014 that you have revoked your proxy; or

•	voting in person at the Annual Meeting.

If you hold your shares in “street name,” you must contact your bank, broker, or other nominee to revoke your proxy.

           Voting in Person

If you are a stockholder of record and you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting.  All stockholders planning to attend the Annual Meeting in person must contact our Investor Relations at (608) 275-3340 by January 21, 2014 to reserve a seat at the Annual Meeting.  For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin.  Stockholders of record should bring a form of photo identification so their share ownership can be verified.  A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the record date, along with a form of photo identification.  Registration will begin at 6:45 a.m., local time and the Annual Meeting will begin at 7:45 a.m., local time.

If your shares are held in the name of your broker, bank, or other nominee, and you plan to attend the Annual Meeting and wish to vote in person, you must bring a legal proxy from your broker, bank, or other nominee authorizing you to vote your “street name” shares held as of the Record Date in order to be able to vote at the Annual Meeting.  A legal proxy is an authorization from your bank, broker or other nominee permitting you to vote the shares that it holds in its name.

Proxy Solicitation

We, on behalf of the Board of Directors, are soliciting proxies in connection with this Annual Meeting.  The Company will bear the costs of the solicitation.  We have engaged Georgeson Inc. to assist us in soliciting proxies for a fee of approximately $7,500 plus reasonable out-of-pocket expenses.  In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers, and employees in person or by telephone, e-mail, or fax, for which they will receive no additional compensation.  We will also reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

Delivery of Proxy Materials and Annual Report to Households

The rules of the Securities and Exchange Commission (the “SEC”) permit companies and banks, brokers, or other nominees to deliver a single copy of an annual report and proxy statement to households at which two or more stockholders reside (commonly referred to as “householding”).  Beneficial owners sharing an address who have been previously notified by their broker, bank, or other nominee and who have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Annual Meeting Notice, our Annual Report and this proxy statement.  If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

Beneficial owners who reside at a shared address at which a single copy of the Annual Meeting Notice, our Annual Report and this proxy statement is delivered may obtain a separate copy of the Annual Meeting Notice, our Annual Report and/or this proxy statement without charge by sending a written request to Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, Wisconsin 53562, Attention: Vice President, Investor Relations, by calling us at (608) 275-3340, or by writing to us via e-mail at investorrelations@spectrumbrands.com.  We will promptly deliver an Annual Meeting Notice, Annual Report and/or this proxy statement upon request.

Not all banks, brokers, or other nominees may offer the opportunity to permit beneficial owners to participate in householding.  If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your bank, broker, or other nominee directly.  Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your bank, broker, or other nominee to revoke your consent.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on January 28, 2014

You may obtain copies of our public filings, including this proxy statement, our 2013 Annual Report on Form 10-K, and the form of proxy relating to the Annual Meeting, without charge from our website at  www.spectrumbrands.com under “Investor Relations – SEC Filings” and “Investor Relations – Annual Report,” or from the SEC’s website at www.sec.gov.  You also may request a copy of these materials, without charge, by sending an e-mail to investorrelations@spectrumbrands.com.  Please make your request no later than January 20, 2014 to facilitate timely delivery.  If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an e-mail or electronic copy of the materials.  For meeting directions please call (608) 275-3340.

BOARD OF DIRECTORS

The Board of Directors currently consists of eight members, as determined in accordance with our Second Amended and Restated By-Laws (our “By-Laws”).  David M. Maura is our Chairman of the Board of Directors.  In accordance with our Amended and Restated Certificate of Incorporation (our “Charter”), the Board of Directors is divided into three classes (designated Class I, Class II, and Class III, respectively), with Class I consisting of four directors and Classes II and III each consisting of three directors.  The current term of office of the Class I directors expires at the Annual Meeting.  The Class II and Class III directors are serving terms that expire at the annual meeting of stockholders to be held in 2015 and 2016, respectively.  The three classes are currently comprised of the following directors:

•
signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or the Internet, since only your last proxy received by 5:00 p.m., Central time, on January 27, 2014 will be counted;

•	notifying the Secretary of the Company in writing by 5:00 p.m., Central time, on January 27, 2014 that you have revoked your proxy; or

•	voting in person at the Annual Meeting.

The names of the nominees being presented for consideration by the stockholders (all of whom are incumbent directors) and our continuing directors, their ages, the years in which they became directors of the Company, and certain other information about them are set forth on the following pages.  Proxies cannot be voted for a greater number of persons than the four nominees.  Except for (i) Spectrum Brands, Inc. (“SBI”) and Applica Consumer Products, Inc., which are both subsidiaries of the Company; (ii) Russell Hobbs, Inc. (“Russell Hobbs”), which was merged into SBI during fiscal year 2010 (the “Merger”); (iii) Harbinger Group Inc. (“HRG”), which owns a majority of the Company’s voting securities and may be deemed a parent company or affiliate of the Company; and (iv) Harbinger Capital Partners LLC (“Harbinger Capital”), which through its affiliates, including HRG, may be deemed to be the Company’s parent company or otherwise an affiliate of the Company, none of the corporations or other organizations referred to on the following pages with which a director or nominee for director has been employed or otherwise associated is currently a parent, subsidiary, or other affiliate of the Company.

Nominees for Re-Election to the Board of Directors

The nominees for directors in Class I, whose three-year terms will expire at the Annual Meeting, are as follows:

Kenneth C. Ambrecht Age 68
Mr. Ambrecht has served as one of our directors since June 2010.  Prior to that time, he had served as a director of SBI from August 2009 to June 2010.  Since December 2005, Mr. Ambrecht has served as a principal of KCA Associates LLC, through which he provides advice on financial transactions.  From July 2004 to December 2005, Mr. Ambrecht served as a Managing Director with the investment banking firm First Albany Capital, Inc.  Prior to that, Mr. Ambrecht was a Managing Director with Royal Bank Canada Capital Markets.  Prior to that post, Mr. Ambrecht worked with the investment bank Lehman Brothers as Managing Director with its capital market division.  Mr. Ambrecht is also a member of the Board of Directors of American Financial Group, Inc.  During the past five years, Mr. Ambrecht has also served as a director of Dominion Petroleum Ltd. and Fortescue Metals Group Limited.  Mr. Ambrecht serves as the Chairman of our Compensation Committee and is a member of our Audit, Nominating and Corporate Governance Committee.  Mr. Ambrecht’s experience in banking and capital markets led the Board of Directors to conclude that he should be a member of the Board of Directors.

Eugene I. Davis Age 58
Mr. Davis has served as one of our directors since June 2010.  Prior to that time, he had served as a director of SBI from August 2009 to June 2010.  Mr. Davis is also a director of the following five public companies:  Atlas Air Worldwide Holdings, Inc., The Cash Store Financial Services, Inc., Global Power Equipment Group Inc., WMI Holdings Corp., and U.S. Concrete, Inc. Mr. Davis is a director of ALST Casino Holdco, LLC and Lumenis Ltd., whose common stock is registered under the Securities Exchange Act of 1934 but does not publicly trade. During the past five years, Mr. Davis has also been a director of Ambassadors International, Inc., American Commercial Lines Inc., Delta Airlines, Dex One Corp., Foamex International Inc., Footstar, Inc., Granite Broadcasting Corporation, GSI Group, Inc., Ion Media Networks, Inc., Knology, Inc., Media General, Inc., Mosaid Technologies, Inc., Ogelbay Norton Company, Orchid Cellmark, Inc., PRG-Schultz International Inc., Roomstore, Inc., Rural/Metro Corp., SeraCare Life Sciences, Inc., Silicon Graphics International, Smurfit-Stone Container Corporation, Solutia Inc., Spansion, Inc., Tipperary Corporation, Trump Entertainment Resorts, Inc., Viskase, Inc. (not a public corporation since 2008) and YRC Worldwide, Inc. As a result of these and other professional experiences, coupled with his strong leadership qualities, Mr. Davis possesses particular knowledge and experience in the areas of strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices of other corporations that benefits our Company and its Board of Directors.

David R. Lumley Age 59
Mr. Lumley has served as one of our directors since June 2010 and has served as a director of SBI since April 2010.  Mr. Lumley has served as our Chief Executive Officer, President, Global Batteries and President, Home & Garden since June 2010.  Mr. Lumley has served as SBI’s Chief Executive Officer and President since April 2010, and previously served as Co-Chief Operating Officer from January 2007 to April 2010.  Mr. Lumley was appointed SBI’s President, Global Batteries and Personal Care in January 2007, and in October 2008 his area of responsibility was expanded to include the Home and Garden business.  Prior to that time, he had served as SBI’s President, North America from the time he joined SBI in January 2006.  Mr. Lumley joined SBI from his position as President, Rubbermaid Home Products North America, which he had held since January 2004.  Prior to his position at Rubbermaid, Mr. Lumley had been president and Chief Executive Officer of EAS, a leading sports nutrition company, since 1999.  His background includes more than 25 years of experience in the consumer products industry, including having served as President of Brunswick Bicycles, President of OMC International, Senior Vice President, Sales and Marketing at Outboard Marine Corporation, and in a variety of leadership positions with Wilson Sporting Goods Co. and other companies.  Mr. Lumley has served on the board of directors of Outboard Marine Corporation, EAS, Inc., Naked Juice Company, and Botanic Oil Innovations, Inc.  Mr. Lumley holds an undergraduate degree from Western Illinois University, and Masters of Journalism and Masters of Business Administration degrees from Northwestern University.  Mr. Lumley’s experience with the operations of the Company and its subsidiaries led the Board of Directors to conclude that he should be a member of the Board of Directors.

Omar M. Asali Age 43
Mr. Asali has served as our Vice Chairman of the Board of Directors and as one of our directors since July 2011.  Mr. Asali has served as a director of Harbinger Group, Inc. since May 2011, was named acting President of Harbinger Group, Inc.effective June 2011, and became President in October 2011.  Mr. Asali is also a director of Zap.com Corporation.  He served as a Managing Director and Head of Global Strategy for Harbinger Capital Partners from 2009 to 2012 where he was responsible for global portfolio and business strategy.  Prior to joining Harbinger Capital Partners in 2009, Mr. Asali was the co-head of Goldman Sachs

Hedge Fund Strategies (HFS) where he helped to manage $25 billion of capital allocated to external managers.  Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS.  Before joining Goldman Sachs HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division, providing M&A and strategic advisory services to clients in the High Technology Group.  Mr. Asali previously worked at Capital Guidance, a boutique private equity firm.  Mr. Asali began his career as a CPA, working for a public accounting firm.  Mr. Asali received a B.S. in Accounting from Virginia Tech and an M.B.A. from Columbia Business School.  Mr. Asali is a member of our Nominating and Corporate Governance Committee.  Mr. Asali’s experience and in-depth knowledge of capital markets and the financial services industry enables Mr. Asali to provide valuable guidance to the Board of Directors, including with respect to assessment of business and financial market trends and strategic planning.  These considerations, as well as Mr. Asali’s extensive experience in finance and investments and his relationship with Harbinger Group Inc., led the Board of Directors to conclude that Mr. Asali should be a member of the Board of Directors.

Directors Continuing in Office

The directors continuing in office in Class II, whose three-year terms will expire at the 2015 annual meeting of stockholders, are as follows:

David M. Maura Age 41
Mr. Maura has served as our Chairman of the Board of Directors since July 2011 and served as interim Chairman of the Board and as one of our directors since June 2010.  Mr. Maura is a Managing Director and the Executive Vice President of Investments at Harbinger Group, Inc., and is a member of Harbinger Group, Inc.’s board of directors.  Mr. Maura previously served as a Vice President and Director of Investments of Harbinger Capital from 2006 until 2012, where he was responsible for investments in consumer products, agriculture and retail sectors.  Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors.  Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co.  Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service, and retail companies.  Mr. Maura began his career at ZPR Investment Management as a Financial Analyst.  During the past five years, Mr. Maura has served on the board of directors of Ferrous Resources, Ltd., Russell Hobbs (formerly Salton, Inc.), Applica, Inc., and Harbinger Group, Inc..  Mr. Maura received a B.S. in Business Administration from Stetson University and is a CFA charterholder.  Mr. Maura is a member of our Compensation Committee.  Mr. Maura’s experience in finance and investment, and his relationship with Harbinger Group, Inc. led the Board of Directors to conclude that he should be a member of the Board of Directors.

Terry L. Polistina Age 50
Mr. Polistina has served as one of our directors since June 2010.  Prior to that time, he had served as a director of SBI from August 2009 to June 2010.  Mr. Polistina served as our President, Small Appliances since June 2010 and became President–Global Appliances in October 2010 and left in September 2013.  Prior to that time, Mr. Polistina served as the CEO and President of Russell Hobbs.  Mr. Polistina served as Chief Operating Officer at Applica, Inc. in 2006 to 2007 and Chief Financial Officer from 2001 to 2007, at which time Applica, Inc. combined with Russell Hobbs.  Mr. Polistina also served as a Senior Vice President of Applica, Inc. since June 1998.  Mr. Polistina received an undergraduate degree in finance from the University of Florida and holds a Masters of Business Administration from the University of Miami.  Mr. Polistina’s experience with the operations of Russell Hobbs and Applica, Inc. led the Board of Directors to conclude that he should be a member of the Board of Directors.

Hugh R. Rovit Age 53
Mr. Rovit has served as one of our directors since June 2010.  Prior to that time, he had served as a director of SBI from August 2009 to June 2010.  Mr. Rovit is presently Chief Executive Officer of Ellery Homestyles, a leading supplier of branded and private label home fashion products to major retailers, offering curtains, bedding, throws and specialty products.  Previously, Mr. Rovit served as Chief Executive Officer of Sure Fit Inc., a marketer and distributor of home furnishing products from 2006 through 2012, and was a Principal at a turnaround management firm Masson & Company from 2001 through 2005.  Previously, Mr. Rovit held the positions of Chief Financial Officer of Best Manufacturing, Inc., a manufacturer and distributor of institutional service apparel and textiles, from 1998 through 2001 and Chief Financial Officer of Royce Hosiery Mills, Inc., a manufacturer and distributor of men’s and women’s hosiery, from 1991 through 1998.  Mr. Rovit is a director emeritus of Nellson Nutraceuticals, Inc., Kid Brands Inc., Atkins Nutritional, Inc., Oneida, Ltd. and Cosmetic Essence, Inc.  Mr. Rovit received his Bachelor of Arts degree with distinction in government from Dartmouth College and has a Masters of Business Administration from the Harvard Business School.  Mr. Rovit is a member of our Audit Committee.  Mr. Rovit’s experience with the operations of various consumer products companies led the Board of Directors to conclude that he should be a member of the Board of Directors.

           The director continuing in office in Class III, whose three-year term will expire at the 2016 annual meeting of stockholders, is as follows:

Norman S. Matthews Age 80
Mr. Matthews has served as one of our directors since June 2010.  Prior to that time, he had served as a director of SBI since August 2009.  Mr. Matthews has over three decades of experience as a business leader in marketing and merchandising, and is currently an independent business consultant.  As former President of Federated Department Stores, he led the operations of one of the nation’s leading department store retailers with over 850 department stores, including those under the names of Bloomingdales, Burdines, Foley’s, Lazarus and Rich’s, as well as various specialty store chains, discount chains and Ralph’s Grocery.  In addition to his senior management roles at Federated Department Stores, Mr. Matthews also served as Senior Vice President and General Merchandise Manager at E.J. Korvette and Senior Vice President of Marketing and Corporate Development at Broyhill Furniture Industries.  Mr. Matthews is a Princeton University graduate, and earned his Master’s degree in Business Administration from Harvard Business School.  He also currently serves on the Boards of Directors at Duff & Phelps Corporation, Henry Schein, Inc., The Children’s Place Retail Stores, Inc., is a director emeritus of Sunoco, The Progressive Corporation, Toys R’ Us, and Federated Department Stores, and is a trustee emeritus at the American Museum of Natural History.  Mr. Matthews is the Chairman of our Nominating and Corporate Governance Committee.  Mr. Matthews’ extensive experience with the operations of various notable consumer products retailers led the Board of Directors to conclude that he should be a member of the Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

In addition to those directors named above who are also executive officers of the Company, set forth below is certain information concerning non-director employees who serve as executive officers of the Company.  Our executive officers serve at the discretion of the Board of Directors.  Except for SBI, none of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary, or other affiliate of the Company.

Mr. Nathan E. Fagre, age 58, was appointed our Vice President, General Counsel and Secretary in January 2011, and was promoted to Senior Vice President, General Counsel and Secretary in May 2012. He previously had served as Senior Vice President, General Counsel and Secretary for ValueVision Media, Inc. from May 2000 until January 2011. Prior to that time, he had served as Senior Vice President, General Counsel and Secretary for the exploration and production division of Occidental Petroleum Corporation, from May 1995 until April 2000. Before joining Occidental Petroleum Corporation, Mr. Fagre had been in private law practice with Sullivan & Cromwell, LLP and Gibson, Dunn & Crutcher, LLP.

Mr. Anthony L. Genito, age 57, was appointed our Executive Vice President, Chief Financial Officer and Chief Accounting Officer in June 2010.  Mr. Genito has also served as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of SBI since October 2007.  He previously had served as SBI’s Senior Vice President, Chief Financial Officer and Chief Accounting Officer since June 2007.  From October 2005 until June 2007, Mr. Genito served as SBI’s Senior Vice President and Chief Accounting Officer, and from June 2004, when he joined SBI, until October 2005, he served as Vice President, Finance and Chief Accounting Officer.  Before joining SBI, Mr. Genito was employed for twelve years at Schering-Plough Corporation in various financial management positions, including serving as Vice President Global Supply Chain from July 2002 to June 2004.  He began his career at Deloitte & Touche.

Mr. Andreas Rouve, age 52, was appointed our President – International in January 2013.  Since 2007, he served as Senior Vice President, Managing Director of Spectrum Brands’ European Battery and Personal Care business and integrated the European Home Appliance business in 2010 and the Pet activities in 2011.  Mr. Rouve joined Spectrum Brands in 2002 as Chief Financial Officer of the European Battery and Appliance division.  Previously, he worked 13 years with VARTA AG in a variety of management positions, including Chief Financial Officer of VARTA Portable Batteries from 1999 to 2002, Managing Director Asia from 1997 to 1999, and Director of Finance of 3C Alliance L.L.P., a U.S. joint venture of VARTA, Duracell, and Toshiba, from 1995 to 1997.  Mr. Rouve holds a Master’s of Business Administration (Diplom-Kaufmann) from the University of Mannheim (Germany) and a Doctor of Economics and Social Science (Dr. rer. soc. oec.) from the University of Linz (Austria).

BOARD ACTIONS; BOARD MEMBER INDEPENDENCE;
COMMITTEES OF THE BOARD OF DIRECTORS

Board Activities

During our fiscal year ended September 30, 2013 (“Fiscal 2013”), our Board of Directors held four regular meetings, two special meetings, and acted by unanimous written consent on three occasions.  The non-management directors met separately in an executive session on four occasions immediately following each of the regular board meetings.  David M. Maura, the Chairman of our Board of Directors, presided at the non-management executive sessions of the Board of Directors.  No director attended less than 75% of the Board of Directors meetings or the meetings of any committee on which he or she served during Fiscal 2013.

Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company): Kenneth C. Ambrecht, Norman S. Matthews, Eugene I. Davis, and Hugh R. Rovit.  Our Board of Directors has adopted the definition of “independent director” set forth under Section 303A.02 of the New York Stock Exchange Listed Company Manual (the “NYSE Listed Company Manual”) to assist it in making determinations of independence.  The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent.  The Board of Directors has made no determination with respect to the remaining directors.

All of our directors attended our 2013 annual meeting of stockholders, and we expect all members of our Board of Directors to attend the Annual Meeting.

Our Board of Directors evaluates the appropriate leadership structure for the Company on an ongoing basis, including whether or not one individual should serve as both Chief Executive Officer and Chairman of our Board of Directors.  While the Board of Directors has not adopted a formal policy, we currently separate the positions of Chief Executive Officer and Chairman of our Board of Directors.  David R. Lumley currently serves as our Chief Executive Officer and David M. Maura currently serves as our Chairman of the Board of Directors.  The Board of Directors believes that the respective roles of Mr. Lumley and Mr. Maura best utilize their skills and qualifications in the service of the Company at this time.  The Board retains the ability to adjust its leadership structure as the needs of the business change.

Committees Established by Our Board of Directors

The Board of Directors has designated three principal standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  The functions of each committee and the number of meetings held by each committee in Fiscal 2013 are noted below.

Audit Committee.  The Audit Committee has been established in accordance with Section 303A.06 of the NYSE Listed Company Manual and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the overall purpose of overseeing the Company’s accounting and financial reporting processes and audits of our financial statements.  The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of our internal audit function and independent auditors, and (iv) our compliance with legal and regulatory requirements.  The responsibilities and authority of the Audit Committee are described in further detail in the Charter of the Audit Committee of the Board of Directors of Spectrum Brands Holdings, Inc., as adopted by the Board of Directors in June 2010, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.”  The report of the Audit Committee for Fiscal 2013 is included elsewhere in this proxy statement.

The current members of our Audit Committee are Kenneth C. Ambrecht, Eugene I. Davis, and Hugh R. Rovit.  Our Audit Committee held four regular meetings and four telephonic meetings during Fiscal 2013.  All of the members of the Audit Committee attended all meetings.  Each of the members of the Audit Committee qualifies as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual,

Section 10A(m)(3)(B) of the Exchange Act and Exchange Act Rule 10A-3(b).

Mr. Davis is the Chairperson of our Audit Committee and is our Audit Committee Financial Expert.  Mr. Davis possesses the attributes of an “audit committee financial expert” set forth in the rules promulgated by the SEC in furtherance of Section 407 of the Sarbanes-Oxley Act of 2002.  Mr. Davis currently serves on the audit committees of two other public companies.  The Board of Directors has determined that such service does not impair the ability of Mr. Davis to serve effectively on the Audit Committee.

Compensation Committee.  Our Compensation Committee is responsible for (i) overseeing our compensation and employee benefits plans and practices, including our executive compensation plans and our incentive-compensation and equity-based plans, (ii) evaluating and approving the performance of the CEO and other executive officers in light of those goals and objectives, and (iii) reviewing and discussing with management our compensation discussion and analysis disclosure and compensation committee reports in order to comply with our public reporting requirements.  The responsibilities and authority of the Compensation Committee are described in further detail in the Charter of the Compensation Committee of the Board of Directors of Spectrum Brands Holdings, Inc., a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.”  The report of the Compensation Committee for Fiscal 2013 is included elsewhere in this proxy statement.

The current members of our Compensation Committee are Kenneth C. Ambrecht, Eugene I. Davis, and David M. Maura.  Our Compensation Committee held four regular meetings and two telephonic meetings during Fiscal 2013.  All committee members attended all meetings.  Mr. Ambrecht is Chairperson of our Compensation Committee.  As a controlled company under Section 303A.00 of the NYSE Listed Company Manual, our Compensation Committee is not required to comply with the independence requirements set forth in Section 303A.05 of the NYSE Listed Company Manual.  As such, we have not made a determination as to whether all of the members of our Compensation Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee is responsible for (i) identifying and recommending to the Board of Directors individuals qualified to serve as our directors and on our committees of the Board of Directors, (ii) advising the Board of Directors with respect to board composition, procedures and committees, (iii) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company, and (iv) overseeing the evaluation process of the Board of Directors and our Chief Executive Officer.  The responsibilities and authority of the Nominating and Corporate Governance Committee are described in further detail in the Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Spectrum Brands Holdings, Inc. adopted by the Board of Directors in June 2010, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.”

The current members of our Nominating and Corporate Governance Committee are Kenneth C. Ambrecht, Omar M. Asali, and Norman S. Matthews.  Our Nominating and Corporate Governance Committee held two regular meetings and acted by unanimous written consent on one occasion during Fiscal 2013.  Mr. Matthews is the Chairperson of our Nominating and Corporate Governance Committee.  As a controlled company under Section 303A.00 of the NYSE Listed Company Manual, our Nominating and Corporate Governance Committee is not required to comply with the independence requirements set forth in Section 303A.04 of the NYSE Listed Company Manual.  As such, we have not made a determination as to whether all of the members of our Nominating and Corporate Governance Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual.

Risk Management and the Board’s Role

The Company’s risk assessment and management function is led by the Company’s senior management, which is responsible for day-to-day management of the Company’s risk profile, with oversight from the Board of Directors and its Committees.  Central to the Board of Directors’ oversight function is our Audit Committee.  In accordance with the Audit Committee Charter, the Audit Committee is responsible for the oversight of the financial reporting process and internal controls.  In this capacity, the Audit Committee is responsible for discussing guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Company has implemented an annual formalized risk assessment process.  In accordance with the Company’s process, a committee (the “Risk Assessment Steering Committee”) of certain members of senior management has the responsibility to identify, assess, and oversee the management of risk for the Company.  The Risk Assessment Steering Committee consists of: the Chief Financial Officer, the Vice President – Treasurer, the General Counsel, the Vice President – Business Technology, the Vice President – Tax, the Vice President – Finance and Integration, and the Company’s head of internal audit.  This committee obtains input from other members of management and subject matter experts as needed.  Management uses the collective input received to measure the potential likelihood and impact of key risks and to determine the adequacy of the Company’s risk management strategy.  Periodically representatives of this committee report to the Audit Committee on its activities and the Company’s risk exposure.

Availability of Corporate Governance Guidelines, Committee Charters, and Codes of Ethics

Copies of our (i) Corporate Governance Guidelines, (ii) charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, (iii) Code of Business Conduct and Ethics, and (iv) Code of Ethics for the Principal Executive Officer and Senior Financial Officers are available at our Internet website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.”  Any stockholder may obtain copies of these documents by sending a written request to Spectrum Brands Holdings, Inc., 3001 Deming Way Middleton, WI 53562, Attention: Vice President, Investor Relations, by calling us at (608) 275-3340, or by writing to us via e-mail at investorrelations@spectrumbrands.com.  None of the information posted on our website is incorporated by reference into this proxy statement.

DIRECTOR NOMINATION PROCESS

Nominations for our Board of Directors are made by our Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee may identify potential board candidates from a variety of sources, including recommendations from current directors or management, recommendations of stockholders or any other source the Nominating and Corporate Governance Committee deems appropriate.  The Nominating and Corporate Governance Committee may also engage a search firm or consultant to assist in identifying, screening, and evaluating potential candidates.  The Nominating and Corporate Governance Committee has been given the sole authority to retain and terminate any such search firms or consultants.

In considering candidates for our Board of Directors, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate’s credentials.  The Nominating and Corporate Governance Committee considers, among other things: (i) business or other relevant experience; (ii) expertise, skills, and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills, and experience; (v) willingness and ability to commit sufficient time to Board of Directors responsibilities; and (vi) qualification to serve on specialized board committees, such as the Audit Committee or Compensation Committee.

Our stockholders may recommend potential director candidates to our Nominating and Corporate Governance Committee by following the procedures described below.  The Nominating and Corporate Governance Committee will evaluate recommendations from stockholders in the same manner that it evaluates recommendations from other sources.  If you wish to recommend a potential director candidate for consideration by the Nominating and Corporate Governance Committee, please send your recommendation to Spectrum Brands Holdings, Inc., 3001 Deming Way Middleton, WI 53562, Attention: Corporate Secretary.  Any notice relating to candidates for election at the 2015 annual meeting must be received no earlier than October 3, 2014 and no later than November 2, 2014 in accordance with our By-Laws.  You should use first class, certified mail in order to ensure the receipt of your recommendation.  Any recommendation must include: (i) your name and address and a list of the number of shares of Common Stock that you own; (ii) the name, age, business address, and residence address of the proposed candidate; (iii) the principal occupation or employment of the proposed candidate over the preceding ten years and the person’s educational background; (iv) a statement as to why you believe such person should be considered as a potential candidate; (v) a description of any affiliation between you and the person you are recommending; and (vi) the consent of the proposed candidate to your submitting him or her as a potential candidate.  You should note that the foregoing process relates only to bringing potential candidates to the attention of the Nominating and Corporate Governance Committee.  This process will not give you the right to directly propose a nominee at any meeting of stockholders.

Under our By-Laws, stockholders may also nominate candidates for election at an annual meeting of stockholders.  See “Stockholder Proposals for 2015 Annual Meeting” for details regarding the procedures and timing for the submission of such nominations.  Director nominees submitted through this process will be eligible for election at the annual meeting, but information about these candidates will not be included in proxy materials sent to stockholders prior to the meeting, except as described in that section.

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors has reviewed and discussed the following section of this report entitled “Compensation Discussion and Analysis” with management.  Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

Compensation Committee

Kenneth C. Ambrecht (Chairman)
Eugene I. Davis
David M. Maura

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section sets forth a description of our practices regarding executive compensation matters, with respect to our named executive officers.  You should read this section together with the executive compensation tables and narratives which follow, as those sections and this section inform one another.

Executive Summary

Our compensation programs are administered by the Compensation Committee of the Board of Directors.  Our compensation programs are designed to attract and retain highly qualified executives, to align the compensation paid to executives with the business strategies of our Company, and to align the interests of our executives with the interests of our stockholders. These programs are based on our pay for performance philosophy in which variable compensation represents a majority of an executive’s potential compensation.

In terms of our Fiscal 2013 performance, we reported results that met or exceeded financial guidance, including adjusted EBITDA and consolidated free cash flow. Management continued to execute the Spectrum Value Model in a challenging economic environment, and maintained a disciplined focus on cost controls while integrating the residential hardware and home improvement business acquired from Stanley Black & Decker, Inc. (the “HHI Group”) on December 17, 2012.

Compensation decisions for the named executive officers (NEOs) in Fiscal 2013 were consistent with our pay for performance philosophy and our corporate goals of increased growth and free cash flow generation. These decisions included the following:

•	Our fiscal results produced annual cash incentive compensation that was at target;

•
We maintained our performance-based equity incentive grants at approximately the same dollar value levels as the prior year, but decreased the number of shares in some cases to reflect the appreciation of our stock as compared to the prior year; and

•
We implemented a new two-year performance program, called the Spectrum 750 equity incentive program, to provide incentives to the named executive officers and other key members of management to achieve increased adjusted EBITDA growth, earnings per share growth and accelerated free cash flow generation, in each case, above our forecasted plans for Fiscal 2013 and 2014.

In establishing our compensation programs, our Compensation Committee obtains the advice of its independent outside advisor, Towers Watson, and evaluates the Company’s programs with reference to a peer group of 15 companies, as specified in the section titled “Role of Committee-Retained Consultants.”

At our 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”), our stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, compensation tables, and related narrative disclosure in the proxy statement for the 2011 Annual Meeting. Our compensation practices as discussed herein are materially consistent with those discussed in the proxy statement for the 2011 Annual Meeting. Also at the 2011 Annual Meeting, our stockholders held a separate vote, on an advisory basis, relating to the frequency of the advisory vote on the compensation of the Company’s named executive officers, pursuant to which our stockholders indicated their preference that such vote be held every three years, which was the frequency recommended by the Board of Directors.

Our Named Executive Officers

The Company’s named executive officers for Fiscal 2013 consisted of the following persons:

Named Executive Officer	Position
David R. Lumley	Chief Executive Officer; President, Global Batteries; President, Home & Garden; and Director
Anthony L. Genito	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Andreas Rouve	President – International
Nathan E. Fagre	Senior Vice President, General Counsel and Secretary
Terry L. Polistina	Former President – Global Appliances; and Director
John A. Heil	Former President – Global Pet Supplies

Our Compensation Committee

The Compensation Committee of our Board of Directors (the “Compensation Committee”) is responsible for developing, adopting, reviewing, and maintaining the Company’s executive compensation programs in order to ensure that they continue to benefit the Company.

Background on Compensation Considerations

The Company pursues several objectives in determining its executive compensation programs. It seeks to attract and retain highly qualified executives and ensure continuity of senior management for the Company as a whole and for each of the Company’s business segments, to the extent consistent with the overall objectives and circumstances of the Company. It seeks to align the compensation paid to our executives with the overall business strategies of the Company while leaving the flexibility necessary to respond to changing business priorities and circumstances. It also seeks to align the interests of our executives with those of our stockholders and seeks to reward our executives when they perform in a manner that creates value for our stockholders. In order to carry out this function, the Compensation Committee:

•
Considers the advice of independent compensation consultants engaged to advise on executive compensation issues and program design, including advising on the Company’s compensation program as it compares to similar companies;

•
Reviews compensation summaries for each named executive officer at least once a year, including the compensation and benefit values offered to each executive, accumulated value of equity and other past compensation awards, and other contributors to compensation;

•
Consults with our Chief Executive Officer and other management personnel and Company consultants, including our Vice President of Global Human Resources, in regards to compensation matters and periodically meets in executive session without management to evaluate management's input; and

•	Solicits comments and concurrence from other board members regarding its recommendations and actions at the Company’s regularly scheduled board meetings.

Philosophy on Performance Based Compensation

The Compensation Committee has designed the Company’s executive compensation programs so that, at target levels of performance, a significant portion of the value of each executive’s annual compensation (consisting of salary and incentive awards) is based on the Company’s achievement of performance objectives set by the Compensation Committee. We believe that a combination of annual fixed base pay and incentive performance-based pay provides our named executive officers with an appropriate mix of current cash compensation and performance compensation. However, in applying these compensation programs to both individual and Company circumstances, the percentage of annual compensation based on the Company’s achievement of performance objectives set by the Compensation Committee varies by individual, and the Compensation Committee is free to design compensation programs that provide for target-level performance-based compensation to be an amount greater than, equal to, or less than 50% of total annual compensation. For example, for Fiscal 2014, the percentage of annual compensation based on the Company’s achievement of performance objectives set by the Compensation Committee is as set forth below for each named executive officer who continues to be employed by the Company (Messrs. Heil and Polistina retired from the Company in March and September 2013, respectively, and neither are participating in the equity incentive programs for Fiscal 2014; accordingly, they are not included in the below table):

Named Executive	% Performance Based
David R. Lumley	92.7%
Anthony L. Genito	91.9%
Andreas Rouve	82.6%
Nathan E. Fagre	81.2%

The remainder of each executive’s compensation is made up of amounts that do not vary based on performance. For all named executive officers, these non-performance based amounts are set forth in such executive’s employment agreement or written terms of employment, as described below, subject to annual review and potential increase by the Compensation Committee. These amounts are determined by the Compensation Committee taking into account current market conditions, the Company’s financial condition at the time such compensation levels are determined, compensation levels for similarly situated executives with other companies, experience level, and the duties and responsibilities of such executive’s position.

A component of compensation (whether performance-based or time-based) also consists of multi-year incentive programs. We believe that awards that have multi-year performance periods and that vest over time enhance the stability of our senior management team and provide greater incentives for our named executive officers to remain at the Company.

Role of Committee-Retained Consultants

Our Compensation Committee retained an outside consultant, Towers Watson, to assist us in formulating and evaluating executive and director compensation programs. The Compensation Committee, directly or through our Vice President of Global Human Resources, periodically requests Towers Watson to:

•	Provide comparative market data for our peer group, and other groups on request, with respect to compensation matters;

•	Analyze our compensation and benefit programs relative to our peer group;

•	Advise the Compensation Committee on compensation matters and management proposals with respect to compensation matters;

•	Assist in the preparation of this report and the compensation tables provided herewith; and

•	On request, participate in meetings of the Compensation Committee.

In order to encourage an independent view point, the Compensation Committee and its members have access to Towers Watson at any time without management present and have consulted from time to time with Towers Watson without management present.

Towers Watson, with input from management and the Compensation Committee, has developed a peer group of companies based on a variety of criteria, including type of business, revenue, assets and market capitalization. The composition of this peer group is reviewed annually by the Compensation Committee and Towers Watson and, if appropriate, revised, based on changes in business orientation of peer group companies, changes in financial size or performance of the Company and the peer group companies, and merger, acquisition or bankruptcy of companies in the peer group. At the end of our fiscal year ending on September 30, 2012 (“Fiscal 2012”), the peer group utilized consisted of 15 companies, comprised of Fortune Brands Home & Security, Inc., Newell Rubbermaid Inc., Clorox Corporation, Mattel Inc., Jarden Corp., Hasbro Inc., Energizer Holdings, Inc., The Scotts Miracle-Gro Co., Exide Technologies, Church & Dwight Co. Inc., Tupperware Brands Corporation, Central Garden & Pet Co., Nu Skin Enterprises, Inc., Revlon, Inc. and Elizabeth Arden, Inc. In November 2012, as part of an annual review of the peer group composition by the Compensation Committee in light of the pending acquisition of the HHI Group from Stanley Black & Decker, Inc. which resulted in a major new consumer product category for the Company (residential locksets, hardware and kitchen and bathroom fixtures) as well as a substantial increase in the revenue and asset size of the Company, the peer group was updated to add Stanley Black & Decker, Inc. and Hanesbrands Inc. and to delete Revlon, Inc. and Elizabeth Arden, Inc. Revlon, Inc. and Elizabeth Arden, Inc. have relatively smaller revenues and market capitalizations than the Company and were more narrowly focused in the beauty category. Stanley Black & Decker, Inc. was seen as an appropriate replacement, given its more comparable and broader consumer product industry sector focus. Hanesbrands, Inc. was also selected as a replacement, again based on its broader consumer products industry focus and its comparable annual revenues. While the Compensation Committee does not target a particular range for total compensation as compared to our peer group, it does take this information into account when establishing compensation programs.

No fees were paid to Towers Watson for services other than executive and director compensation consulting during Fiscal 2013.  In light of new SEC rules, our Compensation Committee considered the independence of Towers Watson, including assessment of the following factors: (i) other services provided to the Company by the consultant; (ii) fees paid as a percentage of the consulting firm’s total revenue; (iii) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of our Compensation Committee; (v) any Company stock owned by individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.  Our Compensation Committee has concluded that no conflict of interest exists that would prevent Towers Watson from independently representing our Compensation Committee.

Use of Employment Agreements

Current Employment and Severance Agreements

The Compensation Committee periodically evaluates the appropriateness of entering into employment agreements or other written agreements with members of the Company’s senior management to govern compensation and other aspects of the employment relationship. The Company limits the use of employment agreements and instead uses severance agreements for most executives. With respect to the named executive officers, at the direction of the Compensation Committee (or its predecessor), the Company has entered into the following written employment agreements with the following executive officers: (i) an Amended and Restated Employment Agreement with Mr. Lumley dated as of August 11, 2010, as amended by the First Amendment to the Employment Agreement dated as of November 16, 2010, (collectively, the “Lumley Employment Agreement”); (ii) an Employment Agreement dated as of June 9, 2008 with Mr. Genito, as amended by the Amendment to Employment Agreement dated as of February 24, 2009, the description of the Second Amendment to the Employment Agreement dated as of August 28, 2009 and the Third Amendment to the Employment Agreement dated November 16, 2010 (collectively, the “Genito Employment Agreement”); and (iii) an Employment Agreement dated as of August 16, 2010 with Mr. Polistina, as amended by the First Amendment to the Employment Agreement dated as of November 16, 2010 (collectively, the “Polistina Employment Agreement”). The Lumley Employment Agreement is with both Spectrum and the Company; all of the other employment agreements listed above are only with Spectrum. Mr. Rouve is subject to the Registered Director’s Agreement with Rayovac Europe GmbH (“Rayovac Europe”), an indirect subsidiary of the Company, entered into under German law on August 27, 2007, as amended August 27, 2007, which governs duties, compensation, confidentiality, non-competition, holiday entitlement, non-solicitation, severance and certain other post-employment matters in connection with a potential termination of Mr. Rouve’s employment (the “Rouve Employment Agreement”). Spectrum and Mr. Fagre are parties to a severance agreement dated as of January 31, 2011, as amended and restated on November 19, 2012, which governs severance, confidentially, non-competition, and certain other post-employment matters in connection with a potential termination of Mr. Fagre’s employment (the “Fagre Severance Agreement”).  Each of Messrs. Heil and Polistina have entered into Separation Agreements with Spectrum, as described in detail under the heading “Termination and Change in Control Provisions.”

Term and Renewal

The current term of the Lumley Employment Agreement expires on April 14, 2014, and the employment agreement for Mr. Genito expires on September 30, 2014. The Lumley Employment Agreement provides that upon each anniversary of the commencement date, the term will automatically extend for an additional one year, unless either party provides the other with notice of non-renewal at least 90 days prior to the next occurring anniversary of the commencement date. The employment agreement for Mr. Genito provides that upon expiration of the current term (and any subsequent renewal term), unless earlier terminated in accordance with such agreement, the agreement will automatically renew for an additional one-year period on September 30th of each year. The Rouve Employment Agreement continues until either party provides six months’ written notice indicating termination.

Early Termination of Agreements

The employment agreements with each of the continuing named executive officers permit the Company to terminate the executive’s employment upon written notice in the event of “cause” (as defined below under the heading “Termination and Change in Control Provisions”). In the case of Mr. Lumley, if the behavior giving rise to “cause” is his willful failure or refusal to (i) perform his duties, or (ii) follow the direction of the Board of Directors, then Mr. Lumley will have 15 days to cure such behavior, however if the behavior giving rise to “cause” is a breach of the Lumley Employment Agreement or other material agreement with the Company, he will have 30 days to remedy such behavior. For Mr. Genito, if the behavior giving rise to “cause” is (i) his willful failure or refusal to perform his duties or follow the direction of the Chief Executive Officer, or (ii) his material breach of his employment agreement or any other agreement with the Company, then he will have 30 days to cure such behavior following notice. For Mr. Rouve, “cause” will be as defined under German law at the time of the occurrence.

The Lumley Employment Agreement permits the Company to terminate his employment without “cause” for any reason upon 60 days’ prior written notice or payment in lieu thereof. The Genito Employment Agreement permits the Company to terminate his employment without “cause” for any reason upon 30 days’ prior written notice. The Rouve Employment Agreement permits termination by the employer for any reason upon six months’ notice or payment in lieu thereof.

The employment agreements with each of the continuing named executive officers permit the Company to terminate the executive’s employment upon 30 days’ written notice in the cases of Messrs. Lumley and Genito, and three months’ written notice in the case of Mr. Rouve, in the event that the executive is unable to perform his or her duties for a period of at least six months by reason of any mental, physical, or other disability. Each agreement also terminates immediately upon the death of the executive.

The Lumley Employment Agreement allows Mr. Lumley to voluntarily terminate his employment for any reason upon 60 days’ prior written notice. The Genito Employment Agreement allows Mr. Genito to voluntarily terminate his employment for any reason upon 30 days’ prior written notice. The Rouve Employment Agreement allows Mr. Rouve to terminate for any reason upon six months’ notice.

The employment agreements with each of Messrs. Lumley, Genito and Rouve also provide that if the executive resigns upon the occurrence of specified circumstances that would constitute “good reason” (as defined below under the heading “Termination and Change in Control Provisions”), the executive’s resignation will be treated as a termination by the Company without “cause” and entitle the executive to the payments and benefits due with respect to a termination without “cause.” In order to constitute “good reason” under the respective employment agreements certain specific notice requirements and cure periods must be satisfied. In the case of Mr. Lumley, he would have to provide the Company with 30 days’ advance written notice of his intent to resign for “good reason” within 60 days following the occurrence of the facts or circumstances giving rise to “good reason” and the Company will have 30 days thereafter to cure such facts or circumstances. If not cured, Mr. Lumley must terminate his employment within six months of the initial occurrence of the facts or circumstances giving rise to “good reason” in order to constitute “good reason.” In the case of Mr. Genito, he would have 90 days following the occurrence of the facts or circumstances giving rise to “good reason” to give written notice of his intent to terminate for “good reason” and the Company will have 30 days thereafter to cure such facts or circumstances. The required relocation of Mr. Genito’s principal place of employment from Atlanta, Georgia to Madison, Wisconsin triggered Mr. Genito’s right to terminate his employment for “good reason.” However, pursuant to a letter agreement dated August 1, 2010, Mr. Genito agreed not to exercise this right in connection with the relocation of his principal place of employment from Atlanta, Georgia to Madison, Wisconsin. In the case of Mr. Rouve, he would have three months following the occurrence of the facts or circumstances giving rise to “good reason” to give written notice of his intent to terminate for “good reason.”

The Fagre Severance Agreement permits the Company to terminate Mr. Fagre’s employment at any time upon written notice for any reason. However, in order for such termination by the Company to be treated as a termination for “cause” (as defined below under the heading “Termination and Change in Control Provisions”) as a result of Mr. Fagre’s (i) willful failure or refusal to perform his duties and responsibilities to the Company or any of its affiliates, or (ii) breach of any of the terms of the separation agreement or any other agreement between Mr. Fagre and the Company, Mr. Fagre must not have remedied or cured such failure, refusal, or breach within a 30 day period for remedy or cure. Mr. Fagre may also terminate his employment with the Company at any time upon written notice.

The amounts and benefits payable to each such executive upon the termination of such executive’s employment in accordance with their employment agreements are further described under the heading “Termination and Change in Control Provisions.”

Compensation Components

For Fiscal 2013, the basic elements of our executive compensation program, as designed by the Compensation Committee, were:

•	Base salary;

•	A performance-based annual cash incentive program tied to achievement of performance goals in Fiscal 2013, referred to as our Management Incentive Plan (“MIP”);

•
A two-year performance and time-based equity incentive program tied to achievement of superior results by the end of Fiscal 2014 and, with respect to 50% of any award earned, continued employment through the end of Fiscal 2015, referred to as the Spectrum 750 Plan; and

•
A performance and time-based equity incentive program tied to achievement of performance goals in Fiscal 2013 and, with respect to 50% of any award earned, continued employment through Fiscal 2014, referred to as the Equity Incentive Plan (“EIP”).

In addition, based on individual circumstances, title, position and responsibilities, each named executive officer received certain other compensation components and perquisites as described herein.

For Fiscal 2014, the basic elements of our executive compensation program, as designed by our Compensation Committee, remain consistent with those outlined above for Fiscal 2013. The Compensation Committee has established an annual MIP and EIP for Fiscal 2014, with the performance targets and potential award amounts for the named executive officers as described below. In February 2013, the Compensation Committee established a two-year superior achievement plan, referred to as Spectrum 750, which is a successor program to the Spectrum 500 Plan which covered a performance period ending at September 30, 2012. The Spectrum 750 Plan covers a performance period from October 1, 2012 to September 30, 2014.

Base Salary

Annual base salary for each of Messrs. Lumley and Genito is set forth in the applicable employment agreements, subject to subsequent increases by the Compensation Committee. Mr. Rouve’s base salary was initially set at the time he signed the Rouve Employment Agreement on August 27, 2007. Mr. Fagre’s base salary was set by the Chief Executive Officer at the time he joined the Company in January 2011. In determining the annual base salary reflected in each named executive officer’s employment agreement or in making any subsequent increases, the Compensation Committee considered current market conditions, the Company’s financial condition at the time such compensation levels were determined, compensation levels for similarly situated executives at other companies, experience level, the duties and responsibilities of such executive’s position, and the relative sizes of the business segments they manage. This base salary level is subject to evaluation from time to time by the Compensation Committee to determine whether any increase in the base salary is appropriate. In April 2012, the Compensation Committee conducted an annual review of the compensation of the named executive officers in consultation with Towers Watson, the Committee’s independent advisor on compensation matters, including a detailed review of the compensation levels compared to similarly situated executives at the peer group companies. The Committee determined it was appropriate to increase the base salary level for Mr. Genito from $425,000 to $480,000 and for Mr. Fagre from $300,000 to $350,000. As of the end of Fiscal 2013, the annual base salaries were as set forth below for the named executive officers.

Named Executive	Annual Base Salary at FYE $
David R. Lumley	900,000
Anthony L. Genito	480,000
Andreas Rouve	439,397*
Nathan E. Fagre	350,000
Terry L. Polistina	500,000

*The amount in the table above for Mr. Rouve was denominated in Euros and converted to U.S. dollars at the rate of $1.35199 per Euro, which was the published rate from the OANDA Corporation currency database as of September 30, 2013.

In October 2013, the Compensation Committee, in consultation with Towers Watson, conducted a review of the compensation for the named executive officers, taking into account compensation benchmarking data for similarly situated executives at the peer group companies. In October, the Compensation Committee determined to increase Mr. Fagre’s annual base salary level to $375,000, effective as of November 1, 2013; and in November 2013, the Compensation Committee determined to increase Mr. Lumley’s annual base salary level to $945,000, effective as of December 1, 2013. For Messrs. Genito, Rouve, and Polistina, there has been no change in their annual base salaries since the end of our fiscal year ending on September 30, 2011 (“Fiscal 2011”).

Management Incentive Plan

General Description

Our management personnel, including our named executive officers, participate in the Company’s annual performance-based cash bonus program referred to as the Management Incentive Plan (or the “MIP”), which is designed to compensate executives and other managers based on achievement of annual corporate, business segment and/or divisional goals. Under the MIP, each participant has the opportunity to earn a threshold, target or maximum bonus amount that is contingent upon achieving the performance goals set by the Compensation Committee and reviewed by the Board of Directors. Particular performance objectives (such as increasing EBITDA) are established prior to or during the first quarter of the relevant fiscal year and reflect the Compensation Committee’s views at that time of the critical indicators of Company success in light of the Company’s primary business priorities.

The specific financial targets with respect to performance goals are then set by the Compensation Committee based on the Company’s annual operating plan, as approved by our Board of Directors. The annual operating plan includes performance targets for the Company as a whole as well as for each business segment. In the case of divisional managers within those business segments, divisional level performance targets have also been established.

Fiscal 2013 MIP Program

The Fiscal 2013 MIP program closely paralleled the Fiscal 2012 MIP program and remained consistent with the corporate goals of increased growth and Free Cash Flow generation described above under the heading “Philosophy on Performance Based Compensation.” For Fiscal 2013, the Compensation Committee continued the same performance metrics of adjusted EBITDA and Free Cash Flow (each as defined below) as the performance goals of the Company, with adjusted EBITDA weighted at 50%.

For Fiscal 2013, adjusted EBITDA was defined as earnings (defined as operating income (loss) of the Company plus other income less other expenses) before interest, taxes, depreciation and amortization and excluding restructuring, acquisition and integration charges, and other one-time charges. The result of the formula in the preceding sentence was then adjusted so as to negate the effects of acquisitions or dispositions; however, the Compensation Committee had the discretion to determine to include EBITDA from Board-approved acquisitions during the performance period on a case-by-case basis. Free Cash Flow meant adjusted EBITDA plus or minus changes in current and long term assets and liabilities, less cash payments for taxes, restructuring and interest, but excluding proceeds from acquisitions or dispositions. Any reductions in Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any acquisition or refinancing approved by the Board of Directors (in each case during the performance period) was added back to Free Cash Flow. The Compensation Committee determined that any adjusted EBITDA or Free Cash Flow resulting from the acquisition of the Hardware and Home Improvements division (“HHI”) from Stanley Black & Decker, Inc. in December 2012 and the Tong Lung Metals, Ltd. (“TLM”) acquisition in April 2013 would not be credited towards the 2013 MIP targets.

Following the same approach used in Fiscal 2012, in order to focus members of management involved primarily in the operations of one or more of our business segments or smaller business units on the performance of those segments or units, the Compensation Committee also subdivided the performance targets for those members of management to give greater weight to the performance of those segments or units versus the performance of the Company as a whole. For Fiscal 2013 the performance targets for each of Mr. Lumley, Mr. Genito and Mr. Fagre were equal to those established for the Company as a whole. With respect to Mr. Heil, the Fiscal 2013 MIP performance targets for adjusted EBITDA were based 80% on the performance targets established for the Global Pet Supplies business segment and 20% on the performance targets established for the Company as a whole, and for Free Cash Flow were based 100% on the performance for the Company as a whole. As discussed in “—Executive Specific Provisions—John A. Heil—Heil Separation Agreement,” with Mr. Heil’s departure from the Company on March 31, 2013, his 2013 MIP award was pro-rated based on the number of days during Fiscal 2013 that Mr. Heil was employed by the Company. With respect to Mr. Polistina, the Fiscal 2013 MIP performance targets for adjusted EBITDA were based 80% on the performance targets established for the Global Appliances portion of the Global Batteries and Appliances business segment and 20% on the performance targets established for the Company as a whole, and for Free Cash Flow were based 100% on performance for the Company as a whole. With respect to Mr. Rouve, the Fiscal 2013 MIP performance targets for adjusted EBITDA were based 80% on the performance targets established for the International operations and 20% on the performance targets established for the Company as a whole, and for Free Cash Flow were based 100% on performance for the Company as a whole.

The target 2013 MIP award levels achievable (that is, the amount achievable if 100% of the applicable performance targets are met) by each of Messrs. Lumley, Genito, Rouve, Heil and Polistina are as set forth in each such named executive officer’s employment agreement, expressed as a percentage of annual base salary.  For purposes of the 2013 MIP, the target award percentages for each participating named executive officer were as follows:

Named Executive	MIP Target as % of Annual Base
David R. Lumley	115%
Anthony L. Genito	100%
Andreas Rouve	75%
Nathan E. Fagre	60%
John A. Heil	50% (pro-rated)
Terry L. Polistina	75%

It was possible to receive an award amount under the 2013 MIP above or below the target award percentage. The potential 2013 MIP awards for each of our named executive officers, expressed as a percentage of the target award, ranged from 33.3% for achievement of threshold performance levels established by the Compensation Committee, 100% for performance at the target performance levels and increasing from there up to a maximum payout of 200% (250% in the case of Mr. Lumley) of the target award if actual performance had risen to the specified upper achievement thresholds.

The table below reflects for each named executive officer the percentage of his target award achievable pursuant to the performance goals applicable to his award, and the performance required to achieve the threshold, target and maximum payouts based on those performance goals, and the actual 2013 payout factors achieved.

Performance Required to Achieve Bonus % Indicated (in $ millions)
NEO	Performance Metric	Weight (% of Target Bonus)	Threshold (33.3%)	Target (100%)	Maximum (200%, 250% for Mr. Lumley)	Actual 2013 Payout Factor (% of Target Bonus)
David R. Lumley Anthony L. Genito Nathan E. Fagre	Consolidated Adjusted EBITDA Consolidated Adjusted Cash Flow	50% 50%	485.3 190.0	495.0 200.0	524.7 210.0	100.0 100.0
Andreas Rouve	Consolidated Adjusted EBITDA Consolidated International EBITDA Consolidated Adjusted Cash Flow	10% 40% 50%	485.3 203.4 190.0	495.0 213.2 200.0	524.7 225.99 210.0	100.0 100.0 100.0
Terry L. Polistina	Consolidated Adjusted EBITDA Appliances Adjusted EBITDA Consolidated Adjusted Cash Flow	10% 40% 50%	485.3 138.0 190.0	495.0 140.0 200.0	524.7 148.4 210.0	100.0 70.0 100.0
John A. Heil*	Consolidated Adjusted EBITDA Pet Adjusted EBITDA Consolidated Adjusted Cash Flow	10% 40% 50%	485.3 113.0 190.0	495.0 120.0 200.0	524.7 120.0 210.0	50.1 50.1 50.1
*	Mr. Heil’s bonus payments were on a pro-rated basis.

Fiscal 2014 MIP Program

The Fiscal 2014 MIP program follows the plan design from the prior two years and supports the corporate goals of increased EBITDA growth and free cash flow generation. The performance goals for Fiscal 2014 are adjusted EBITDA and adjusted Free Cash Flow, each weighted at 50 percent. The definitions of adjusted EBITDA and adjusted Free Cash Flow are generally the same as described above for Fiscal 2013, with the exception that for the Fiscal 2014 MIP, the financial results from HHI (including TLM) shall be included with the results for the legacy Spectrum operations for the full fiscal year.

Consistent with the plan design for Fiscal 2012 and 2013, the performance targets for certain members of management have been subdivided to give greater weight to the performance of specific business segments or units as opposed to the performance of the Company as a whole. For Messrs. Lumley, Genito and Fagre, the Fiscal 2014 performance targets are the same as for the Company as a whole. For Mr. Rouve, with respect to adjusted EBITDA, 80% of that target is based on performance of the International operations, and 20% is based on the Company as a whole; and with respect to consolidated adjusted cash flow, the performance target is the same as for the Company as a whole.

The target 2014 MIP award levels achievable at target for the continued named executive officers are set forth below.

Named Executive	MIP Target as % of Annual Base
David R. Lumley	115%
Anthony L. Genito	100%
Andreas Rouve	75%
Nathan E. Fagre	60%

The 2014 MIP plan design has a minimum financial threshold for each of adjusted EBITDA and adjusted Free Cash Flow, below which threshold there will be no payout with respect to that objective. At the minimum threshold for adjusted EBITDA, a payment of 50 percent of the award could be earned; at target, 100% of the award could be earned; and a maximum percentage of 200 percent (250 percent in the case of Mr. Lumley) could be earned for meeting or exceeding the over-achievement target. At the minimum threshold for adjusted Free Cash Flow, a payment of 50 percent of the award could be earned; at target, 100% of the award could be earned; and a maximum percentage of 200 percent (250 percent in the case of Mr. Lumley) could be earned for meeting or exceeding the over-achievement target. The achievement of the goals of adjusted EBITDA and adjusted Free Cash Flow are determined and earned independently of one another.

Performance Required to Achieve Bonus % Indicated (in $ millions)
NEO	Performance Metric	Weight (% of Target Bonus)	Threshold (50%)	Target (100%)	Maximum (200%), 250% for Mr. Lumley)
David R. Lumley Anthony L. Genito Nathan E. Fagre	Consolidated Adjusted EBITDA Consolidated Adjusted Cash Flow	50% 50%	690.0 254.0	710.0 340.0	773.9 370.6
Andreas Rouve	Consolidated Adjusted EBITDA Consolidated International EBITDA Consolidated Adjusted Cash Flow	10% 40% 50%	690.0 228.0 254.0	710.0 246.0 340.0	773.9 268.1 370.6

Spectrum 500

In 2010 the Compensation Committee reviewed the Company’s forecasted performance for the 2011 and 2012 fiscal years and considered incentives to drive performance in excess of the forecasted amounts in order to accelerate the growth of stockholder value. To achieve this goal, the Compensation Committee focused on (i) incentivizing increased adjusted EBITDA growth, both organically and through add-on acquisitions approved by the Board of Directors and (ii) incentivizing accelerated Free Cash Flow generation, in each case beyond that reflected in the Company’s forecasted plans as of the end of the 2010 fiscal year, for the period between October 1, 2010 and September 30, 2012. Following consideration of these goals, the Compensation Committee, with the approval of the Board of Directors, created in October 2010 a superior achievement, multi-year incentive program, which is referred to herein as the “Spectrum 500 Plan” or as “Spectrum 500.”

The Spectrum 500 Plan was targeted at those members of the Company’s management identified as key drivers of the Company’s goal of accelerating growth in stockholder value. For all participants, the Spectrum 500 Plan was implemented through an award of restricted stock units (“RSUs”). For Spectrum 500 award recipients, a portion of the award could vest based on the achievement of $500 million in adjusted EBITDA during the period from October 1, 2010 through September 30, 2012. Adjusted EBITDA for purposes of the Spectrum 500 was defined as earnings (defined as operating income (loss) of the Company plus other income less other expenses) before interest, taxes, depreciation and amortization and excluding restructuring, acquisition and integration charges, and other one-time charges. This amount was then adjusted so as to negate the effects of acquisitions or dispositions during the two-year performance period with the proviso that adjusted EBITDA resulting from businesses or products lines acquired (in transactions approved by the Board of Directors) during the performance period were included in the calculation from the date of acquisition up to a maximum of $10 million dollars in the aggregate. The portion of the award subject to this adjusted EBITDA performance goal would have been earned in full if the $500 million adjusted EBITDA goal was achieved as of September 30, 2012, but would have been forfeited in total if performance was less than $500 million.

For Spectrum 500 award recipients, a portion of the award was also based on achievement of a cumulative Free Cash Flow performance goal during the period from October 1, 2010 through September 30, 2012. Free Cash Flow for purposes of Spectrum 500 was defined as adjusted EBITDA plus or minus changes in current and long term assets and liabilities, less cash payments for taxes, restructuring and interest, but excluding proceeds from acquisitions or dispositions (with the exception of the Ningbo, China facility). Any reductions in Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any acquisition or refinancing approved by the Board of Directors (in each case during the Fiscal 2011 and Fiscal 2012 performance period) was added back to Free Cash Flow. The full amount of the Free Cash Flow Award could be earned upon achievement of a target of $375 million in cumulative Free Cash Flow, and it was possible to earn a portion of the award tied to the Free Cash Flow award for performance at less than the target (provided that at least $351 million was achieved) ranging from a payout of 50% of the award amount at threshold performance up to 100% if the target was achieved or exceeded.

For all participants in the Spectrum 500 Plan other than Messrs. Lumley, Genito, Heil and Polistina, 50% of the award amount would be earned, if at all, based on achievement of the adjusted EBITDA performance goal and 50% of the award would be earned based on achievement of the Free Cash Flow performance goal. These award amounts could be earned independently of one another.

In addition to the adjusted EBITDA and Free Cash Flow performance goals, the Spectrum 500 awards granted to Messrs. Lumley, Genito, Heil and Polistina also included a performance goal tied to management objectives, including the successful integration and achievement of synergy targets communicated publicly, integration of the Russell Hobbs business and the transitioning of the Company’s headquarters from Atlanta, Georgia to Madison, Wisconsin. Accordingly, for Messrs. Lumley, Genito, Heil and Polistina, one-third of the total award amount could be earned, if at all, based on achievement of the adjusted EBITDA performance goal, one-third of the total award based on achievement of the Free Cash Flow performance goal and one-third of the total award amount based on the achievement of the management objectives. In order to be eligible to receive any shares to be earned based on the management objectives, the $500 million adjusted EBITDA goal must also have been achieved. However, the cash flow portion of the total award was not dependent upon achievement of the $500 million adjusted EBITDA target. Determination of achievement of the management objectives was determined by the Compensation Committee based on a number of factors.

For all participants in the Spectrum 500 Plan, the award agreements provided that up to 50% of the total award could vest, if at all, as soon as practicable after certification of the results by the Compensation Committee, but no later than 74 days following the end of Fiscal 2012. The remaining 50% of the total award earned would vest, if at all, on the first anniversary of the prior vesting date. In each case, vesting was subject to the participant not being terminated for “cause” or voluntarily terminating his or her employment other than for “good reason” prior to the applicable vesting date. In no event could a participant in the Spectrum 500 earn shares in excess of his or her target award amount under the Spectrum 500.

Under the Spectrum 500 Plan, Mr. Lumley was granted 216,999 RSUs; Messrs. Genito, Heil, and Polistina each were awarded 111,111 RSUs; and Mr. Fagre was awarded 10,000 RSUs. Based on performance results, Mr. Lumley earned 72,333 RSUs; Messrs. Genito, Heil, and Polistina each earned 37,037 RSUs; and Mr. Fagre earned 5,000 RSUs.

Spectrum 750 Plan

During Fiscal 2012, the Compensation Committee, in consultation with members of management, its independent compensation consultant (Towers Watson), and outside counsel for the Compensation Committee, reviewed and evaluated the success of the Spectrum 500 Plan in light of its original objectives of incentivizing senior management to drive the Company’s performance in excess of the forecasted levels during Fiscal 2011 and Fiscal 2012. The Compensation Committee determined that Spectrum 500 had been successful in driving accelerated growth of stockholder value during the two year performance period, and designed a successor, multi-year superior achievement program that similarly would promote the attainment of stretch goals for key financial performance metrics in a two-year performance period consisting of Fiscal 2013 and Fiscal 2014 (the “750 Performance Period”). Because the proposed successor program would include a goal of achieving adjusted EBITDA of $750 million in Fiscal 2014, the program is referred to as the “Spectrum 750 Plan” or “Spectrum 750.”

The Compensation Committee retained the metrics of adjusted EBITDA and cumulative Free Cash Flow that were used in the Spectrum 500 Plan, and added a third metric based on an Earnings Per Share (EPS) measurement for the successor program.

The Spectrum 750 Plan is a two-year superior achievement program, with three key performance targets: (1) achieving adjusted EBITDA of at least $750 million in Fiscal 2014; (2) achieving cumulative Free Cash Flow over Fiscal 2013 and Fiscal 2014 of at least $550 million; and (3) achieving an EPS metric in Fiscal 2014 of at least $5.00 per share. In terms of potential award payouts, 40% of the award is based on adjusted EBITDA, 40% on cumulative Free Cash Flow, and 20% on the EPS metric. Earning awards for these metrics are independent of one another. In addition, there would be no payout with respect to a metric if the target financial goal for that metric was not fully achieved as of September 30, 2014.

Participants in the Spectrum 750 Plan have the opportunity to earn additional award amounts based on achievement in excess of the performance targets. The overachievement performance targets and weighting are as follows: (1) 40% of the overachievement award is based on adjusted EBITDA of $800 million as of September 30, 2014; (2) 40% of the overachievement award is based on cumulative Free Cash Flow of $600 million for Fiscal 2013 and 2014 combined; and (3) 20% of the overachievement award is based on EPS of $6.00 per share for Fiscal 2014. Awards will be adjusted based on linear interpolation for performance in excess of target.

For purposes of determining achievement of the targets under the Spectrum 750 Plan, the Compensation Committee established the following definitions:

“Adjusted Diluted EPS” means GAAP diluted income per share adjusted for the following items as they relate to the calculation of net income: acquisition and integration related charges, restructuring and related charges, one-time debt refinancing costs, inventory fair-value adjustments related to acquisitions, discontinued operations, stock-based compensation amortization related to the Spectrum 750 Plan, the 2013 EIP, and the 2014 EIP, and normalizing the consolidated tax rate at 35 percent. “Adjusted EBITDA” means earnings (defined as operating income (loss) of the Company plus other income less other expenses) before interest, taxes, depreciation, and amortization and excluding restructuring, acquisition, and integration charges, discontinued operations, and other one-time charges. The result of the formula in the preceding sentence shall then be adjusted so as to negate the effects of acquisitions or dispositions; provided, however that Adjusted EBITDA resulting from businesses or products lines acquired (in Board-approved transactions) during the 750 Performance Period may be included in the calculation from the date of acquisition subject to Compensation Committee approval. EBITDA as a result of the Company’s acquisition of HHI (including TLM), and a majority interest in Shaser, Inc. shall be included in the calculation of Adjusted EBITDA. “Cumulative Free Cash Flow” means the cumulative amount during the 750 Performance Period of Adjusted EBITDA plus or minus changes in current and long term assets and liabilities, less cash payments for taxes, restructuring, and interest, but excluding proceeds from acquisitions or dispositions. Any reductions in Cumulative Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any Board-approved acquisition, disposition or refinancing (in each case during the 750 Performance Period) may be added back to Cumulative Free Cash Flow. Cumulative Free Cash Flow as a result of the acquisition of a majority of Shaser, Inc. and as a result of the acquisitions of HHI and TLM, following the dates of their respective acquisitions, will be included in the calculation of Cumulative Free Cash Flow.

Payment and Vesting; Eligibility

Under the Spectrum 750 Plan, awards are denominated in dollars but will be paid out in RSUs or shares of restricted stock based on fair market value at the time of the payout. Each participant has been granted a target dollar value. The RSUs or restricted stock will be issued under the 2011 Plan. If the applicable performance criteria are met as of September 30, 2014, 50% of the award will be paid in RSUs or restricted stock within 74 days of the close of Fiscal 2014, and 50% will be paid in RSUs or restricted stock which vest one year from the first vesting date, subject to continued employment and any other applicable terms in the underlying award agreement. There are approximately 150 participants in the Spectrum 750 Plan, which includes the Company’s named executive officers, members of the Company’s management team, and other key employees, including members of management and key employees in the HHI Group.

The Spectrum 750 Plan also requires that the named executive officers, presidents of major business units, and seven other senior executives who receive RSUs or restricted stock pursuant to the Spectrum 750 Plan adhere to certain share retention requirements. In this regard, these participants are required to hold at least 25% of the shares they receive (net of shares sold or withheld by the Company for tax purposes) for a one-year period after the date the shares vest.

Awards Under the Spectrum 750 Plan

On February 4, 2013, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, approved the following award opportunities under the Spectrum 750 Plan for the Company’s named executive officers (except John A. Heil, who announced his intention to retire from the Company effective March 31, 2013 and is not a participant in the Spectrum 750 Plan):

	Value of RSUs or Restricted Stock to be Granted (in $)
Name	Award at Target	Award at Maximum Overachievement	Total
David R. Lumley	$10,000,000	$5,000,000	$15,000,000
Anthony L. Genito	$3,500,000	$1,500,000	$5,000,000
Terry L. Polistina*	$3,500,000	$1,500,000	$5,000,000
Andreas Rouvé	$775,000	$271,250	$1,046,250
Nathan E. Fagre	$350,000	$122,500	$472,500
*	Mr. Polistina is no longer eligible to receive any award under the Spectrum 750 Plan as a result of his termination of employment with the Company on September 30, 2013.

Equity Incentive Plans Background

2013 EIP

The 2013 EIP program is similar to the prior year EIP plan and also incorporates features of the 2013 MIP.  RSU award agreements for the 2013 EIP were granted in November 2012. Under the award agreements, the RSUs will vest based on the achievement by the Company of performance goals established by the Compensation Committee that were tied to the Company’s 2013 annual operating plan and continued employment. The Fiscal 2013 performance metrics were established as adjusted EBITDA and Free Cash Flow measured in the same manner and weighted in the same way as was the case for the 2013 MIP.

The potential 2013 RSUs that could be earned for each of our participating named executive officers, expressed as a percentage of the award amount, ranged from 33.3% for achievement of threshold performance levels established by the Compensation Committee, 100% for achieving the performance goals in full at the target performance levels, up to a maximum of 135% of the target award if actual performance reached the specified upper achievement thresholds. The award agreements for the 2013 EIP, consistent with the 2012 EIP, provided that if 100% of the established performance goals for Fiscal 2013 were met, then 50% of the RSUs awarded would vest as soon as practicable after certification of the results by the Compensation Committee, but no later than 74 days following the end of Fiscal 2013, and 50% would vest on the first anniversary of the vesting date, subject to continued employment on such anniversary. Performance between threshold and target levels, and between target and maximum levels, would be earned on a linear curve pro rata. If threshold performance was not achieved, then no RSUs would be earned under the 2013 EIP.

With respect to the potential RSUs that could be earned if more than 100% of either performance goal was met (the “2013 Additional Award”), the award agreements provided that none of the 2013 Additional Award RSUs would vest unless the applicable performance metric achieved, i.e., adjusted EBITDA or Free Cash Flow in Fiscal 2014 was at least equal to or greater than the corresponding performance metric for Fiscal 2013, in all cases as certified by the Compensation Committee. No 2013 Additional Awards were earned by any of the named executive officers.

The Compensation Committee also provided in the award agreements for the named executive officers in the 2013 EIP program that such officers shall be required to hold at least 25% of the shares they receive (net after shares withheld by the Company or sold for withholding tax purposes) for a period of one year after vesting of the shares.

The table below reflects for each participating named executive officer the RSU award amount, the performance metrics selected, the weighting of each performance metric, the percentage of his target award achievable pursuant to the performance goals applicable to his award, the performance required to achieve the threshold, target, and maximum vesting eligibility based on those performance goals, and the percentage payout factor actually achieved:

			Performance Required to Be Eligible To Vest – Indicated % of RSUs (in $ millions)
NEO # of (RSU Award)	Performance Metric	Weight (% of Target Award)	Threshold (33.3%)	Target (100%)	Maximum (135%)	Calculated 2013 Payout Factor (% of Target Bonus)
David R. Lumley (111,111)	Consolidated Adjusted EBITDA	50%	$485.3	$495.0	$524.7	50.0%
	Consolidated Adjusted Cash Flow	50%	190.0	200.0	210.0	50.0%
Anthony L. Genito and	Consolidated Adjusted EBITDA	50%	485.3	495.0	524.7	50.0%
Terry L. Polistina (55,555 each)	Consolidated Adjusted Cash Flow	50%	190.0	200.0	210.0	50.0%
Nathan E. Fagre (15,000)	Consolidated Adjusted EBITDA	50%	485.3	495.0	524.7	50.0%
	Consolidated Adjusted Cash Flow	50%	190.0	200.0	210.0	50.0%
Andreas Rouve (20,000)	Consolidated Adjusted EBITDA	50%	485.3	495.0	524.7	50.0
	Consolidated Adjusted Cash Flow	50%	190.0	200.0	210.0	50.0
*
The actual fiscal 2013 results for consolidated adjusted EBITDA and Consolidated Adjusted Cash Flow for the Company, in each case excluding the contributions of the HHI and TLM acquisitions, exceeded the target performance levels but it was determined that the 2013 EIP would be paid at the target performance level.

2014 EIP

The 2014 EIP program is consistent with the design parameters for our prior EIP programs. As with prior years, the award agreements with individual participants will provide that RSUs will vest based on the achievement of the performance goals set for the Company for Fiscal 2014 and on the continued employment of the participant through the fiscal year performance cycle. The Company performance goals are adjusted EBITDA and Free Cash Flow, as with prior years, and the targets are as set forth in the Company’s Annual Operating Plan approved by the Board of Directors. The weighting of these two goals is 50 percent for adjusted EBITDA and 50 percent for Free Cash Flow, consistent with prior years. The Compensation Committee, with the advice of its compensation consultant, Towers Watson, concluded that the plan design had been successful in motivating management in previous years and accordingly continued the design for 2014.

The two performance goals are earned independently of one another. For the Consolidated Adjusted Cash Flow goal, the achievement of the performance goal is measured on a consolidated Company-wide basis for all the named executive officers (for 50% of their target awards). For the adjusted EBITDA goal, with respect to Messrs. Lumley, Genito and Fagre, achievement of the goal is also measured on a Company-wide basis (for the remaining 50% of their target awards). For Mr. Rouve, achievement of the adjusted EBITDA goal is measured both on a Company-wide basis (for 10% of his total target award) and on adjusted EBITDA for the consolidated international operations (for 40% of this total target award).

The potential 2014 RSUs that may be earned for each of our participating named executive officers, for the 50% of the award based on adjusted EBITDA, expressed as a percentage of that portion of the award amount, range from 50% for achievement of the threshold adjusted EBITDA performance level established by the Compensation Committee of $690 million, 100% for achieving the performance goal in full at the target performance level of $710 million, and up to a maximum of 150% of the target award if actual performance reaches or exceeds the upper achievement threshold of $749.9 million. For the 50% of the award based on Free Cash Flow, the named executive officers could achieve 50% of this portion of the award for achievement of the threshold Free Cash Flow performance level of $254 million, 100% for achieving the performance goal in full at the target performance level of $340 million, and up to a maximum of 135% of the target award if actual performance reaches or exceeds the upper achievement threshold of $359 million. The award agreements for the 2014 EIP provide that if an award is earned for Fiscal 2014, then 50% of the RSUs awarded would vest as soon as practicable after certification of the results by the Compensation Committee, but no later than 74 days following the end of Fiscal 2014, and 50% would vest on the first anniversary of the vesting date, subject to continued employment on such anniversary. Performance between threshold and target levels, and between target and maximum levels, would be earned based on a linear curve between the various levels. If both applicable threshold performances are not achieved, then no RSUs will be earned under the 2014 EIP.

The plan design for the 2014 EIP is such that the minimum thresholds for earning any award under either goal are set at the level of the prior year’s actual performance. The Compensation Committee also provided in the award agreements for the named executive officers in the 2014 EIP program that such officers shall be required to hold at least 25% of the shares they receive (net after shares applied for tax purposes) for at least one year. In addition, the named executive officers, and all other officers at the Vice President level or higher, are subject to share ownership guidelines discussed below.

The table below reflects for each participating named executive officer the RSU award amount, the performance metrics selected, the weighting of each performance metric, the percentage of his target award achievable pursuant to the performance goals applicable to his or her award, and the performance required to achieve the threshold, target, and maximum vesting eligibility based on those performance goals:

Performance Required to Be Eligible To Vest – Indicated % of RSUs (in $ millions)
NEO # of (RSU Award)	Performance Metric	Weight (% of Target Award)	Threshold (50%)	Target (100%)	Maximum (200%)
David R. Lumley (77,926)	Consolidated Adjusted EBITDA Consolidated Adjusted Cash Flow	50% 50%	$690.0 254.0	$710.0 340.0	$773.9 370.6
Anthony L. Genito (35,421)	Consolidated Adjusted EBITDA Consolidated Adjusted Cash Flow	50% 50%	690.0 254.0	710.0 340.0	773.9 370.6
Andreas Rouve (18,419)	Consolidated Adjusted EBITDA Consolidated Adjusted Cash Flow	50% 50%	690.0 254.0	710.0 340.0	773.9 370.6
Nathan E. Fagre (18,419)	Consolidated Adjusted EBITDA Consolidated Adjusted Cash Flow	50% 50%	690.0 254.0	710.0 340.0	773.9 370.6

Special Incentive Program for HHI Integration

In connection with the acquisition of the HHI business from Stanley Black & Decker, Inc., early in Fiscal 2013 the Compensation Committee established a one-time special incentive award (the “HHI Integration Bonus”) for Messrs. Lumley, Genito, and Polistina in light of their critical roles for the achievement of a successful integration of the HHI business with the Company. Under this special incentive award, Messrs. Lumley, Genito, and Polistina were granted 40,000, 25,000, and 25,000 RSUs, respectively, which would vest following the end of Fiscal 2013 if both (i) the Compensation Committee, in its sole discretion, determined that the HHI business has been successfully integrated (based on specified integration conditions established by the Compensation Committee), and (ii) the Company’s adjusted EBITDA in Fiscal 2013 was at least $485.1 million, which was the actual adjusted EBITDA level for Fiscal 2012. Satisfaction of the integration conditions involved an assessment by the Compensation Committee of management’s progress during Fiscal 2013 in the following aspects: exiting the Transition Services Agreements with Stanley Black & Decker; the business technology integration; the separation of operations at TLM in Taiwan between the Company and Stanley Black & Decker; and the achievement of at least $2.5 million in synergies between the Company and HHI on an annualized basis. In November 2013 the Committee conducted its evaluation and determined that the applicable conditions had been achieved with respect to the HHI Integration Bonus, and accordingly approved payment of the awards.

Other Compensation Matters

Stock Ownership Guidelines

The Board of Directors believes that certain of the Company’s officers should own and hold Company common stock to further align their interests with the interests of stockholders of the Company and to further promote the Company’s commitment to sound corporate governance. Therefore, effective January 29, 2013, the Board of Directors, upon the recommendation of the Compensation Committee, established stock ownership guidelines applicable to the Company’s named executive officers and all other officers of the Company and its subsidiaries with a level of Vice President or above.

Under the stock ownership guidelines, the applicable officers are expected to achieve the levels of stock ownership indicated below (which equal a dollar value of stock based on a multiple of the officer’s base salary) in the applicable time periods:

Position	$ Value of Stock to be Retained (Multiple of Base Salary)	Years to Achieve
Chief Executive Officer	5x Base Salary	2 years
Chief Financial Officer, Presidents of business units, and General Counsel	3x Base Salary	2 years
Senior Vice Presidents	2x Base Salary	3 years
Vice Presidents	1x Base Salary	3 years

The stock ownership levels attained by an officer are based on shares directly owned by the officer, whether through earned and vested RSU or restricted stock grants or open market purchases. Unvested restricted shares, unvested RSUs, and stock options are not counted towards the ownership goals. The Compensation Committee reviews, on an annual basis, the progress of the officers in meeting the guidelines, and in some circumstances failure to meet the guidelines by an officer could result in additional retention requirements or other actions by the Compensation Committee.

In addition, the Chief Executive Officer, Chief Financial Officer, business unit Presidents or General Managers, the General Counsel, and seven other officers also are subject to an additional stock retention requirement that they must retain at least 25% of their net shares (after tax withholding) for one year after the vesting date of any shares of Company stock received under awards granted for Fiscal 2013 EIP program and the Spectrum 750 Plan.

Deferral and Post-Termination Rights

Retirement Benefits

The Company maintains a 401(k) plan for its employees, including the named executive officers.

Supplemental Executive Life Insurance Program

Each of Messrs. Genito and Lumley participates in a program pursuant to which the Company on behalf of each participant makes an annual contribution on October 1 each year equal to 15% of such participant’s base salary as of that date into a company-owned executive life insurance policy for such participant. The investment options for each such policy are selected by the participant from among a limited number of alternatives provided by the insurance provider.

Post-Termination Benefits

As described above, the Company has entered into agreements with Messrs. Lumley, Genito, Rouve, and Fagre which govern, among other things, post-termination benefits payable to each such named executive officer should his employment with the Company terminate. A detailed description of the post-termination rights and benefits pursuant to each of the agreements described in this paragraph is set forth under the heading “Termination and Change in Control Provisions.”

Perquisites and Benefits

The Company provides certain limited perquisites and other special benefits to certain executives, including the named executive officers. Among these benefits are financial planning services, tax planning services, car allowances or leased car programs, executive medical exams and executive life and disability insurance.

Timing and Pricing of Stock-Based Grants

The Company currently does not issue stock options to any officers or employees. Traditionally, annual grants of restricted stock or RSUs to our named executive officers are made on the date or as soon as practicable following the date on which such grants are approved by the Compensation Committee or the Board, or, if the award dictates the achievement of a particular event prior to grant, as soon as practicable after the achievement of such event. Under prior plans, for purposes of valuing grant awards, the grant price was the average of the high and low price of a share on the grant date. For awards made under the 2011 Plan, the grant price is the closing sales price on the exchange on which the Company’s shares are listed on the grant date.

Tax Treatment of Certain Compensation

Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation paid to its Chief Executive Officer and the three other named executive officers (other than the Chief Financial Officer) who remain employed at the end of a fiscal year to the extent such compensation exceeds $1,000,000. This section also includes an exception for certain performance-based compensation awards. While the Compensation Committee believes that it is generally in the Company’s best interests to satisfy these deductibility requirements, it retains the right to authorize payments in excess of the deductibility limits if it believes it to be in the interests of the Company and its stockholders. The Company has had in the past, and specifically reserves the right to have in the future, instances where it pays compensation to its executives that exceeds the deductibility limits.

Tax Payments

The Company provides increases in payments to the named executive officers and other management personnel to cover personal income tax due as a result of imputed income in connection with the provision of the following perquisites: car allowance or company leased car, financial planning and tax planning and executive life and disability insurance, and Company-required relocation. Beyond these tax payments, the Company does not make any other payment to the named executive officers to cover personal income taxes.

Governing Plans

On October 21, 2010, our Board of Directors approved the 2011 Plan, subject to the approval of the stockholders at the 2011 Annual Meeting. The 2011 Plan was subsequently approved at the 2011 Annual Meeting. Prior to the stockholders’ approval of the 2011 Plan, the Company had two active equity award plans, the 2009 Spectrum Brands Holdings, Inc. Incentive Plan (the “2009 Plan”) and the Spectrum Brands Holdings, Inc. 2007 Omnibus Equity Award Plan (the “2007 RH Plan”) (collectively, the “prior plans”). With the approval of the 2011 Plan, no further awards have been or will be made under the prior plans. Awards that were made before October 2010 under the prior plans continue to be governed by the terms of the 2009 Plan or 2007 RH Plan, as applicable. As of December 1, 2013, we have issued a total of 4,468,878 restricted shares and restricted stock units under the 2011 Plan and the prior plans, and have remaining authorization under the 2011 Plan to issue up to a total of 514,903 shares of our common stock, or options or restricted stock units exercisable for shares of common stock.  In Proposal 4 in this proxy statement, we are requesting that stockholders approve an amendment to the 2011 Plan to increase the number of shares of common stock available for issuance under the 2011 Plan.

Clawback/Forfeiture and Recoupment Policy

Under the 2011 Plan, any equity award agreement granted may be cancelled by the Compensation Committee in its sole discretion, except as prohibited by applicable law, if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities engaged in activity, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may also provide in any award agreement that the participant will forfeit any gain realized on the vesting or exercise of such award, and must repay the gain to the Company, in each case except as prohibited by applicable law, if (a) the participant engages in any activity referred to in the preceding sentence, or (b) with respect to the 2009 Plan, the amount of any such gain was calculated based on the achievement of certain financial results that were subsequently reduced due to a restatement, and with respect to the 2011 Plan, any amount in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error). Additionally, pursuant to the 2011 Plan, awards are subject to claw-back, forfeiture or similar requirements to the extent required by applicable law (including without limitation Section 302 of the Sarbanes-Oxley Act and Section 954 of the Dodd Frank Act). None of the equity awards granted under the 2009 Plan expressly included such provisions. All equity awards that have been granted under the 2011 Plan to date do include such provisions.

Executive Compensation Tables

The following tables and footnotes show the compensation earned for service in all capacities during Fiscal 2013, Fiscal 2012, and Fiscal 2011 for the Company for the named executive officers.  The Stock Awards itemized below for the named executive officers for Fiscal 2011 reflect the 2011 EIP awards and the 2011 Spectrum 500 Plan awards (a two-year superior achievement incentive program, which covered the fiscal years 2011 and 2012).  For 2012, the Stock Awards reflect the 2012 EIP awards and, with respect to Mr. Fagre only, a restricted stock award.

For 2013, the Stock Awards for the named executive officers include the 2013 EIP awards, the HHI Integration Bonus awards (with respect to Mr. Lumley, Mr. Genito and Mr. Polistina), and the 2013 Spectrum 750 Plan awards.  As noted in the description above under “Spectrum 750”, this plan is a two-year superior performance program (covering the fiscal years 2013 and 2014) to promote the attainment of stretch goals for key financial performance metrics.  Because the performance period for Spectrum 750 extends until the end of the 2014 fiscal year, it is not known at this time what portion of the Spectrum 750 awards for the named executive officers will be earned.  These awards represent a substantial portion of the reported fiscal 2013 Stock Awards for the named executive officers.  For example, of the $16,837,640 amount reported for Mr. Lumley, $6,837,640 represents the 2013 EIP award and HHI Integration Bonus award and the remaining $10,000,000 represents the Spectrum 750 award at target if the performance conditions are achieved; similarly for Mr. Genito, of the $7,157,948 amount reported under fiscal 2013 Stock Awards, $3,657,948 represents the 2013 EIP award and HHI Integration Bonus award and the remaining $3,500,000 represents the Spectrum 750 award at target if the performance conditions are achieved.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary $	Stock Awards(2) $	Non-Equity Incentive Plan Compensation(3) $	All Other Compensation(4) $	Total $
David R. Lumley Chief Executive Officer and President–Global Batteries and President–Home and Garden	2013 2012 2011	882,692 882,692 882,692	16,837,640 4,665,500 11,247,298	1,035,000 1,417,950 1,500,750	108,710 92,724 113,371	18,864,041 7,058,866 13,744,111
Anthony L. Genito Executive Vice President, Chief Financial Officer and Chief Accounting Officer	2013 2012 2011	470,769 439,744 416,827	7,157,948 2,388,865 5,758,971	480,000 657,600 616,250	122,058 130,691 1,110,097	8,230,775 3,616,900 7,902,145
Andreas Rouve(5) President–International	2013	439,397	1,661,400	354,897	14,062	2,469,757
Nathan E. Fagre Senior Vice President, General Counsel and Secretary	2013 2012 2011	343,269 315,064 195,367	1,014,800 444,225 682,600	210,000 287,700 217,500	39,359 117,713 47,561	1,607,428 1,164,702 1,143,028
Terry L. Polistina(6) Former President–Global Appliances	2013 2012 2011	490,385 490,385 492,308	7,157,948 2,388,865 5,758,971	– 492,915 211,859	2,453,473 54,000 1,096,484	10,101,806 3,426,165 7,559,622
John A. Heil(7) Former President–Global Pet Supplies	2013 2012 2011	250,000 490,385 492,308	– 2,388,865 5,758,971	– 739,000 512,500	2,560,242 62,303 64,793	2,810,242 3,680,553 6,828,572
(1)	Titles included in this column are as of September 30, 2013.
(2)
For Fiscal 2013, this column reflects grants of performance-based restricted stock units under the 2013 EIP, the HHI Integration Bonus and the Spectrum 750 Plan (which is a two-year performance plan and any payout will be determined at the end of Fiscal 2014).  The Spectrum 750 Plan is a dollar denominated plan under which the award will be paid in common stock at the current market price on the date of payment.  The amounts which may be earned at target and overachievement are set forth under the section of this Proxy Statement entitled “Spectrum 750.”  For Fiscal 2012, this column reflects grants of performance-based restricted stock units under the 2012 EIP, and, with respect to Mr. Fagre only, under the 2011 Plan relating to a one-time grant of 5,000 shares of restricted stock. For Fiscal 2011, this column reflects grants of performance-based restricted stock units under the 2011 EIP and the Spectrum 500 program, which was a two

-year, performance-based incentive plan which is no longer in effect. This column reflects the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718. For a discussion of the relevant ASC 718 valuation assumptions, see Note 2, Significant Accounting Policies and Practices, of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for Fiscal 2013. The performance-based restricted stock unit awards are subject to performance conditions and the values listed in this column with respect to such awards are based on the probable outcome of such conditions at target as of the grant date. If the conditions for the highest level of performance are achieved, the value of the performance-based restricted stock unit awards at the grant date for 2013 (which would include awards under the 2013 EIP, HHI Integration Bonus and Spectrum 750), 2012 and 2011 awards would be as follows: Lumley: 2013 – $23,561,200 (includes $15,000,000 under Spectrum 750), 2012 – $6,220,649, and 2011 – $11,247,296; Genito: 2013 – $9,519,706 (includes $5,000,000 under Spectrum 750), 2012 – $3,185,171, and 2011 – $5,758,971; Fagre: 2013 – $1,369,980 (includes $472,500 under Spectrum 750), 2012 – $376,250, and 2011 – $682,600; Rouve: 2013 – $2,242,890 (includes $1,046,250 under Spectrum 750); Polistina: 2013 – $9,519,706 (includes $5,000,000 under Spectrum 750), 2012 – $3,185,171, and 2011 – $5,758,971; Heil: 2013 – $0, 2012 – $3,185,171, and 2011 – $5,758,971.  At the lowest level of performance, the performance-based restricted stock unit awards are forfeited.  Mr. Polistina forfeited any award under Spectrum 750 in connection with his termination of employment with the Company.

(3)
For Fiscal 2013, this column represents amounts earned under the Company’s 2013 MIP.  For Fiscal 2012 and 2011, this column represents amounts earned under the Company’s 2012 and 2011 MIP, as applicable.  For additional detail on the plans and the determination of the cash awards thereunder, please refer to the discussion under the headings “Management Incentive Plan” and “Long Term Incentive Plans Background,” and the table entitled “Grants of Plan-Based Awards Table for Fiscal Year 2013” and its accompanying footnotes.

(4)	Please see the following tables for the details of the amounts that comprise the All Other Compensation column.
(5)
All amounts in the table above for Mr. Rouve were denominated in Euros and converted to U.S. dollars at the rate of $1.35199 per Euro, which was the published rate from the OANDA Corporation currency database as of September 30, 2013.

(6)	Mr. Polistina resigned as the Company’s President – Global Appliances effective September 30, 2013, but continues to serve as a director of Spectrum Brands Holdings, Inc.
(7)
This amount includes an award granted to Mr. Polistina in Fiscal 2013 under the Spectrum 750 Plan. The grant date fair value of this award was $3,500,000. Pursuant to the terms of the Spectrum 750 Plan, any payout under this award would have been determined at the end of Fiscal 2014. However, pursuant to the terms of the Polistina Separation Agreement (defined below), Mr. Polistina is not eligible to receive any awards under the Spectrum 750 Plan. Therefore, Mr. Polistina will not receive the award made to him in Fiscal 2013 under the Spectrum 750 Plan.

(8)	Mr. Heil retired from the Company and resigned as the Company’s President – Global Pet Supplies effective March 31, 2013.

All Other Compensation Table for Fiscal Year 2013

Name	Financial Planning Services Provided to Executive $	Life Insurance Premiums Paid on Executive’s Behalf(1) $	Car Allowance/ Personal Use of Company Car(2) $		Tax Equalization Payments(3) $	Company Contributions to Executive’s Qualified Retirement Plan(4) $	Separation Payments $		Health Care Insurance Bonus $	Total
David R. Lumley	30,000	16,362	14,250		40,473	7,625	–		–	108,710
Anthony L. Genito	20,000	6,739	60,749	(8)	27,020	7,550	–		–	122,058
Andreas Rouve(5)	–	389	8,670		–	–	–		5,003	14,062
Nathan E. Fagre	–	3,120	18,000		9,441	8,798	–		–	39,359
Terry L. Polistina	20,000	3,195	13,750		16,911	7,500	2,392,117	(6)	–	2,453,473
John A. Heil	20,000	10,665	8,100		17,818	4,039	2,499,620	(7)	–	2,560,242

(1)	The amount represents the life insurance premium paid for the fiscal year. The Company provides life insurance coverage equal to three times base salary for each executive officer.
(2)
The Company sponsors a leased car and car allowance program.  Under the leased car program, costs associated with using the vehicle are also provided.  These include maintenance, insurance, and license and registration.  Under the car allowance program, the executive receives a fixed monthly allowance.  Mr. Lumley and Mr. Genito participated in the leased car program.  Mr. Heil and Mr. Fagre received up to $1,500 per month for a car allowance, and Mr. Polistina received a $975 per month car allowance.

(3)
Includes tax payments for the financial benefits received for the following executive benefits and perquisites: financial planning, executive life insurance, and executive leased car program, as described under the heading “Tax Payments.”

(4)	Represents amounts contributed under the Company-sponsored 401(k) retirement plan.
(5)
All amounts in the table above for Mr. Rouve were denominated in Euros and converted to U.S. dollars at the rate of $1.35199 per Euro, which was the published rate from the OANDA Corporation currency database as of September 30, 2013.

(6)
Amount represents the following separation payments to Mr. Polistina accrued under the Separation Agreement dated September 16, 2013 between Mr. Polistina and the Company: (i) $1,000,000, which is equal to two times Mr. Polistina’s annual base salary for Fiscal

2013, payable over a period of 24 months; (ii) $985,830, which is equal to two times Mr. Polistina’s 2012 MIP payment, payable over a period of 24 months; (iii) $375,000, representing an additional MIP payment for Fiscal 2013; (iv) $12,320, representing the cost of COBRA healthcare benefits for Mr. Polistina and his dependents for a period of 24 months; and (v) $18,967, representing the value of the purchase of a vehcile at a discount. See “– Executive Specific Provisions – Terry L. Polistina – Polistina Separation Agreement” below.
(7)
Amount represents the following separation payments to Mr. Heil accrued under the Separation Agreement dated December 28, 2012 between Mr. Heil and the Company: (i) $1,000,000, which is equal to two times Mr. Heil’s annual base salary for Fiscal 2012, payable over a period of 24 months; (ii) $1,478,000, which is equal to two times Mr. Heil’s MIP actual payment of 147.8% of annual base salary, payable over a period of 24 months; (iii) $9,616, representing the payment for accrued but unused vacation days; and (iv) $12,004, representing the cost of COBRA healthcare benefits for Mr. Heil and his dependents for a period of 24 months.  See “—Executive Specific Provisions—John A. Heil—Heil Separation Agreement” below.

(8)
In Fiscal 2013, Mr. Genito exercised his option under the auto lease program to purchase his leased vehicle at the end of the lease period pursuant to a specified formula, and the difference between the formula price and the estimated fair market value on the purchase date, in the amount of $38,999, was attributed as compensation to Mr. Genito.  The remainder of the amount reported for Mr. Genito consists of the auto lease payments prior to the purchase in the amount of $14,250 and the auto allowance for the remainder of the year in the amount of $7,500.

Grants of Plan-Based Awards

The following table and footnotes provide information with respect to equity grants made to the named executive officers indicated in the table during Fiscal 2013 as well as the range of future payouts under non-equity incentive plans for the named executive officers. John A. Heil did not receive any grants of awards during Fiscal 2013, and therefore Mr. Heil is not included in the table below.

Grants of Plan-Based Awards Table for Fiscal Year 2013

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #	Awards $
David R. Lumley	11/30/2012(1)	172,431	1,035,000	2,587,500
	11/30/2012(2)				–	40,000	–	1,913,200	(3)
	12/27/2012(2)				37,037	111,111	150,000	4,924,440	(3)
	2/4/2013(4)				–	187,793	281,690	10,000,000	(3)
Anthony L. Genito	11/30/2012(1))	79,968	480,000	960,000
	11/30/2012(2				–	25,000	–	1,195,750	(3)
	12/27/2012(2)				18,518	55,555	74,999	2,462,198	(3)
	2/4/2013(4)				–	65,728	93,897	3,500,000	(3)
Andreas Rouve	11/30/2012(1)	49,980	300,000	600,000
	12/27/2012(2)				6,667	20,000	27,000	886,400	(3)
	2/4/2013(4)				–	14,554	19,648	775,000	(3)
Nathan E. Fagre	11/30/2012(1)	34,986	210,000	420,000
	12/27/2012(2)				5,000	15,000	20,250	664,800	(3)
	2/4/2013(4)				–	6,573	8,873	350,000	(3)
Terry L. Polistina	11/30/2012(1)	62,475	375,000	750,000
	11/30/2012(2)				–	25,000	–	1,195,750	(3)
	12/27/2012(2)				18,518	55,555	74,999	2,462,198	(3)
	2/4/2013(4)				–	65,728	93,897	3,500,000	(3)

(1)
Represents the threshold, target, and maximum payouts under the Company’s 2013 MIP.  The actual amounts earned under the plan for Fiscal 2013 are disclosed in the “Summary Compensation Table” as part of the column entitled “Non-Equity Incentive Plan Compensation.”  For Mr. Lumley, the maximum payout is equal to 250% of target, while the maximum payout for Messrs. Genito, Rouve, Fagre, Polistina, and Heil is equal to 200% of target.

(2)
Represents the threshold, target, and maximum payouts, denominated in the number of shares of stock, in respect of performance-based restricted stock units granted under the Company’s 2013 EIP.  See “Compensation Discussion and Analysis—2013 EIP” for a discussion of the performance measures applicable to the grants.

(3)
Reflects the value at the grant date based upon the probable outcome of the relevant performance conditions at target.  This amount is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of any estimated forfeitures.

(4)
Represents the threshold, target, and maximum payouts under the Company’s Spectrum 750 Plan for 2013-2014.  The potential award amounts are denominated in dollars, but will be converted into stock at the current market price at the time of the award payout.

We refer you to the “Compensation Discussion and Analysis” and the “Termination and Change in Control Provisions” sections of this proxy statement as well as the corresponding footnotes to the tables for material factors necessary for an understanding of the compensation detailed in the above three tables.

Outstanding Equity Awards at Fiscal Year End

The following table and footnotes set forth information regarding outstanding restricted stock and restricted stock unit awards as of September 30, 2013 for the named executive officers. The market value of shares that have not vested was determined by multiplying $65.84, the closing market price of the Company’s stock on September 30, 2013, the last trading day of Fiscal 2013, by the number of shares.

Outstanding Equity Awards at 2013 Fiscal Year-End

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested $	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested #		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested $
David R. Lumley	151,899	(1)	10,001,030	151,111	(2)	9,949,148
Anthony L. Genito	77,777	(3)	5,120,838	80,555	(4)	5,303,741
Andreas Rouve	14,250	(5)	938,220	20,000	(6)	1,316,800
Nathan E. Fagre	9,500	(7)	625,480	15,000	(8)	987,600
Terry L. Polistina	77,777	(9)	5,120,838	80,555	(10)	5,303,741
John A. Heil	–		–	–		–
(1)

Represents 36,166 performance-based restricted stock units granted to Mr. Lumley pursuant to the Spectrum 500 Plan, 28,933 performance-based restricted stock units granted pursuant to the 2012 EIP Additional Award, and 86,800 performance-based restricted stock units granted pursuant to the Company’s 2012 EIP.  All of these shares have been earned but are not vested.

(2)
Represents 111,111 performance-based restricted stock units granted to Mr. Lumley pursuant to the Company’s 2013 EIP, and 40,000 performance-based restricted stock units granted pursuant to the HHI Integration Bonus.  All of these shares are unearned and unvested.

(3)
Represents 18,518 performance-based restricted stock units granted to Mr. Genito pursuant to the Spectrum 500 Plan, 14,815 performance-based restricted stock units granted pursuant to the 2012 EIP Additional Award, and 44,444 performance-based restricted stock units granted pursuant to the Company’s 2012 EIP.  All of these shares have been earned but are not vested.

(4)
Represents 55,555 performance-based restricted stock units granted to Mr. Genito pursuant to the Company’s 2013 EIP, and 25,000 performance-based restricted stock units granted pursuant to the HHI Integration Bonus.  All of these shares are unearned and unvested.

(5)
Represents 3,750 performance-based restricted stock units granted to Mr. Rouve pursuant to the Spectrum 500 Plan, 3,000 performance-based restricted stock units granted pursuant to the 2012 EIP Additional Award, and 7,500 performance-based restricted stock units granted pursuant to the Company’s 2012 EIP.  All of these shares have been earned but are not vested.

(6)	Represents 20,000 performance-based restricted stock units granted to Mr. Rouve pursuant to the Company’s 2013 EIP. All of these shares are unearned and unvested.
(7)
Represents 2,500 performance-based restricted stock units granted to Mr. Fagre pursuant to the Spectrum 500 Plan, 2,000 performance-based restricted stock units granted pursuant to the 2012 EIP Additional Award, and 5,000 performance-based restricted stock units granted pursuant to the Company’s 2012 EIP.  All of these shares have been earned but are not vested.

(8)	Represents 15,000 performance-based restricted stock units granted to Mr. Fagre pursuant to the Company’s 2013 EIP. All of these shares are unearned and unvested.
(9)
Represents 18,518 performance-based restricted stock units granted to Mr. Polistina pursuant to the Spectrum 500 Plan, 14,815 performance-based restricted stock units granted pursuant to the 2012 EIP Additional Award, and 44,444 performance-based restricted stock units granted pursuant to the Company’s 2012 EIP.  All of these shares have been earned but are not vested.

(10)
Represents 55,555 performance-based restricted stock units granted to Mr. Polistina pursuant to the Company’s 2013 EIP, and 25,000 performance-based restricted stock units granted pursuant to the HHI Integration Bonus.  All of these shares are unearned and unvested.

Option Exercises and Stock Vested

The following table and footnotes provide information regarding stock vesting during Fiscal 2013 for the named executive officers.  No options were outstanding during Fiscal 2013.

Stock Vesting Information for Fiscal Year 2013

	Stock Awards
Name	Number of Shares Acquired on Vesting #	Value Realized On Vesting(1) $
David R. Lumley	238,699	10,905,304
Anthony L. Genito	128,009	5,964,929
Andreas Rouve	31,770	1,487,692
Nathan E. Fagre	14,500	661,555
Terry L. Polistina	199,999	10,704,753
John A. Heil	205,866	10,278,007

(1)  This column reflects the closing price per share of the Company’s common stock on the last trading date on the New York Stock Exchange prior to the applicable vesting date for each grant that vested.

Pension Benefits

None of our named executive officers participated in any Company pension plans during or as of the end of Fiscal 2013.  Mr. Rouve is entitled to receive certain pension payments under a Pension Agreement between Mr. Rouve and VARTA Geratebatterie GmbH dated May 17, 1989 as supplemented on July 1, 1999.  The Company’s subsidiary, Rayovac Europe, has assumed the obligations of this agreement.  For a description of this pension agreement and the payments to Mr. Rouve thereunder, see “– Executive Specific Provisions – Andreas Rouve” below, which description is incorporated by reference herein.

Non-Qualified Deferred Compensation

None of our named executive officers participated in any Company non-qualified deferred compensation programs during or as of the end of Fiscal 2013.

Termination and Change in Control Provisions

Awards under the Company’s Incentive Plans

Awards under the 2011 Plan. During Fiscal 2011, 2012, and 2013 each current named executive officer received RSU awards under the 2011 Plan made pursuant to the Company’s incentive programs. Each of these is governed by the 2011 Plan and, as such, contain provisions triggered by a change in control of the Company. For purposes of these incentive plans, change in control generally means the occurrence of any of the following events:

(i)	the acquisition, by any individual, entity or group of beneficial ownership of more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii)
individuals who constituted the Board of Directors at the effective time of the plan and directors who are nominated and elected as their successors from time to time cease for any reason to constitute at least a majority of the Board;

(iii)
consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no individual, entity or group is or becomes the beneficial owner, directly or indirectly, of voting securities of the Company (not including in the securities beneficially owned by such individual, entity or group any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv)
approval by the stockholders of the Company of either a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Provided that, in each case, it shall not be a change in control if, immediately following the occurrence of the event described above (i) the record holders of the common stock of the Company immediately prior to the event continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following the event, or (ii) the Harbinger Master Fund, the Harbinger

Special Situations Fund, Harbinger Group Inc. (“HRG”), and their respective affiliates and subsidiaries beneficially own, directly or indirectly, more than 50% of the combined voting power of the Company or any successor.

In general, in the event a change in control occurs, the Board of Directors may, in its sole discretion, provide that, with respect to any particular outstanding awards:

(i)	all stock options and stock appreciation rights outstanding as of immediately prior to the change in control will become immediately exercisable;

(ii)
the restricted period shall expire immediately prior to the change in control with respect to up to 100 percent of the then-outstanding shares of restricted stock or RSUs (including, without limitation, a waiver of any applicable performance goals);

(iii)
all incomplete performance periods in effect on the date the change in control occurs shall end on that date, and the Compensation Committee may (i) determine the extent to which performance goals with respect to each such performance period have been met based on such audited or unaudited financial information or other information then available it deems relevant and (ii) cause the participant to receive partial or full payment of awards for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of such performance goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Compensation Committee; and

(iv)	any awards previously deferred shall be settled as soon as practicable.

Executive-Specific Provisions

As discussed under the heading “Current Employment and Severance Agreements,” each of the continuing named executive officers are parties to continuing employment or other written agreements with the Company that govern various aspects of the employment relationship, including the rights and obligations of the parties upon termination of that employment relationship. Set forth below is a brief description of the provisions of those agreements with respect to a termination of employment and/or in the event of a change in control.

David R. Lumley

The Lumley Employment Agreement contains the following provisions applicable upon the termination of Mr. Lumley’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that the Mr. Lumley is terminated for “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Lumley’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Lumley is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Lumley would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon such termination of employment, the Company would pay to the executive accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Lumley with the Company is terminated by the Company without “cause,” by Mr. Lumley for “good reason,” or due to Mr. Lumley’s death or disability, Mr. Lumley would be entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company within 60 days following his termination date. In such event the Company will:

•
pay Mr. Lumley an amount equal to two times the sum of (i) Mr. Lumley’s base salary in effect immediately prior to his termination, and (ii) Mr. Lumley’s target annual bonus in respect of the fiscal year ending immediately prior to the fiscal year in which the executive was terminated, such amount to be paid ratably over the 24-month period commencing on the 60th day following the executive’s termination;

•	pay Mr. Lumley $25,000 on the first anniversary of his termination date;

•
pay Mr. Lumley the pro rata portion (based on number of weeks worked) of the annual bonus (if any) earned by him pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year; and

•
for the 24-month period immediately following such termination, arrange to provide Mr. Lumley and his dependents with insurance and other benefits generally made available from time to time by the Company to its senior executives, on a basis substantially similar to those provided to Mr. Lumley and his dependents by the Company immediately prior to the date of termination at no greater cost to the executive or the Company than the cost to Mr. Lumley and the Company immediately prior to such date.

For Mr. Lumley, “good reason” is defined, in general, subject to notification and Company cure rights, as the occurrence of any of the following events without such executive’s consent:

•	any reduction in his annual base salary or target annual bonus opportunity then in effect;

•
the required relocation of Mr. Lumley’s place of principal employment to an office more than 75 miles, from Mr. Lumley’s current office, or the requirement by the Company that the executive be based at an office other than the such executive’s current office on an extended basis;

•	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Lumley’s responsibilities, authorities, powers, functions, or duties; or

•	a breach by the Company of any of its other material obligations under the Lumley Employment Agreement.

For Mr. Lumley, “cause” is defined, in general, subject to notification and cure rights as described above in “Use of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Lumley of any deliberate and premeditated act taken in bad faith against the interests of the Company which causes, or is reasonably anticipated to cause, material harm to the Company or its reputation; (ii) Mr. Lumley has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company that causes, or is reasonably anticipated to cause, material harm to the Company; (iii) the habitual drug addiction of Mr. Lumley, or habitual intoxication of Mr. Lumley, which negatively impacts his job performance, or Mr. Lumley’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Lumley to perform his duties or follow the direction of the Board of Directors; or (v) Mr. Lumley materially breaches any of the terms of the Lumley Employment Agreement or any other material written agreement between Mr. Lumley and the Company.

All of the benefits detailed above would cease immediately upon the discovery by the Company of Mr. Lumley’s breach of the employment agreement provisions titled “agreement not to compete” and “secret processes and confidentiality.” The Lumley Employment Agreement includes non-competition and non-solicitation provisions that extend for two years following Mr. Lumley’s termination and confidentiality provisions that extend for seven years following Mr. Lumley’s termination.

Anthony L. Genito

The Genito Employment Agreement contains the following provisions applicable upon the termination of Mr. Genito’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that Mr. Genito is terminated for “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Genito’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Genito is entitled to no further compensation under his employment agreement.

Notwithstanding this, Mr. Genito would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Genito accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Genito with the Company is terminated by the Company without “cause,” by Mr. Genito for “good reason,” or due to Mr. Genito’s death or disability, or by virtue of a non-renewal of the employment agreement, Mr. Genito is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company. In such event the Company will:

•
pay Mr. Genito two times the sum of Mr. Genito’s (i) base salary in effect immediately prior to his termination, and (ii) target annual bonus award for the fiscal year immediately preceding the fiscal year in which such termination occurs ratably over the 24-month period immediately following his termination;

•
pay Mr. Genito the pro rata portion of the annual bonus (if any) earned by him pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year, but no later than December 31 immediately following the end of the fiscal year in which such termination occurs; and

•
for the 24-month period immediately following such termination arrange to provide Mr. Genito and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Genito and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Genito or the Company than the cost to Mr. Genito and the Company immediately prior to such date.

Change in Control. Under the Genito Employment Agreement, Mr. Genito may elect to terminate his employment within 60 days following a change in control (as defined under the 2011 Plan). Such termination by Mr. Genito will be treated as a termination by the Company without “cause,” and Mr. Genito would be entitled to the benefits described above within “Termination without Cause or for Good Reason, Death or Disability.” The Company may require that Mr. Genito remain employed by the Company for up to a maximum of 6 months following the change in control.

For Mr. Genito, “good reason” is defined, in general, subject to notification and cure rights as described above under the heading “Use of Employment Agreements,” as, the occurrence of any of the following events without Mr. Genito’s consent:

•	any material reduction in Mr. Genito’s annual base salary;

•
the required relocation of Mr. Genito’s place of principal employment to an office more than 50 miles, from Mr. Genito’s current office, or the requirement by the Company that Mr. Genito be based at an office other than the his current office on an extended basis;

•
a substantial diminution or other substantive adverse change in the nature or scope of Mr. Genito’s responsibilities, authorities, powers, functions, or duties, provided that the Company may replace Mr. Genito as Chief Accounting Officer of the Company without implicating this subsection;

•	a breach by the Company of any of its other material obligations under the Genito Employment Agreement; or

•	the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Genito Employment Agreement.

For Mr. Genito, “cause” is defined, in general, subject to notification and cure rights as described above in “Use of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Genito of any deliberate and premeditated act taken by Mr. Genito in bad faith against the interests of the Company;

(ii) Mr. Genito has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company; (iii) the habitual drug addiction or intoxication of Mr. Genito which negatively impacts his job performance or Mr. Genito’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Genito to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Chief Executive Officer; or (v) Mr. Genito materially breaches any of the terms of the Genito Employment Agreement.

The above benefits will cease immediately upon the discovery by the Company of Mr. Genito’s breach of the non-compete and non-solicitation provisions or the secret processes and confidentiality provisions included in his employment agreement. The Genito Employment Agreement includes non-competition and non-solicitation provisions that extend for one year following Mr. Genito’s termination and confidentiality provisions that extend for two years following Mr. Genito’s termination.

Andreas Rouve

The Rouve Employment Agreement contains the following provisions applicable upon the termination of Mr. Rouve’s employment with the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that Mr. Rouve is terminated for “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Rouve’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Rouve is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Rouve would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Rouve accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Rouve with the Company is terminated by the Company without “cause,” by Mr. Rouve for “good reason,” or due to Mr. Rouve’s death or disability, Mr. Rouve is entitled to receive certain post-termination benefits, detailed below. In such event the Company will:

•
pay Mr. Rouve two times the sum of Mr. Rouve’s (i) base salary in effect immediately prior to his termination, and (ii) annual bonus (if any) awarded for the fiscal year immediately preceding the fiscal year in which such termination occurs ratably over the 12-month period immediately following his termination; and

•
for the 24-month period immediately following such termination arrange to provide Mr. Rouve and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Rouve and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Rouve or the Company than the cost to Mr. Rouve and the Company immediately prior to such date.

The above benefits will cease immediately upon the discovery by the Company of Mr. Rouve’s breach of the agreement not to compete, confidentiality and non-solicitation provisions included in the Rouve Employment Agreement. The Rouve Employment Agreement includes a non-competition provision that extends for one year following Mr. Rouve’s termination and the confidentiality provisions and non-solicitation provisions that survive termination of the agreement. As compensation for these post-contractual non-competition obligations, in the event Mr. Rouve is terminated for cause, Mr. Rouve will receive 50% of his last received contractual salary for the non-competition period.

For Mr. Rouve, “good reason” is defined, in general, subject to notification and cure rights as described above under the heading “Use of Employment Agreements,” as the occurrence of any of the following events without Mr. Rouve’s consent:

•	any material reduction in Mr. Rouve’s annual base salary;

•
the required relocation of Mr. Rouve’s place of principal employment to an office more than 50 miles from Mr. Rouve’s current office, or the requirement by the Company that Mr. Rouve be based at an office other than his current office on an extended basis;

•	a material diminution or other substantive adverse change in the nature or scope of Mr. Rouve’s responsibilities, authorities, powers, functions, or duties; or

•
a material breach by the Company of any of its other material obligations under the Rouve Employment Agreement and the Company’s failure to cure that breach within 30 days of written notice from Mr. Rouve.

The Company’s subsidiary, Rayovac Europe, also assumed the obligations of the Pension Agreement between Mr. Rouve and VARTA Geratebatterie GmbH dated May 17, 1989 as supplemented on July 1, 1999 (“Rouve Pension Agreement”). Under the Rouve Pension Agreement, pension payments will be paid to Mr. Rouve upon permanent disablement, reaching 65 years of life or earlier retirement at the requirement of the Company. Pension pay will be $47,320 (€35,000) per year. In the case of resignation or termination the acquired pension benefit is nonlapsable. The pension plan is based on accruals during the employment period of Mr. Rouve, for which Rayovac Europe makes all contributions to the accrual. As of September 30, 2013 the accrual for Mr. Rouve’s pension plan equaled $111,539 (€82,500). Rayovac Europe’s annual allocation to the accrual amounts to is $3,245 (€2,400). Every 3 years after retirement the current pay will be increased according Employers’ Retirement Benefits Law (Betriebsrentengesetz). All amounts in this paragraph for Mr. Rouve were denominated in Euros and converted to U.S. dollars at the rate of $1.35199 per Euro, which was the published rate from the OANDA Corporation currency database as of September 30, 2013.

Nathan E. Fagre

The Fagre Severance Agreement contains the following provisions applicable upon the termination of Mr. Fagre’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive. In the event that Mr. Fagre is terminated for “cause” or terminates his employment voluntarily, Mr. Fagre’s salary and other benefits provided under his severance agreement cease at the time of such termination and Mr. Fagre is entitled to no further compensation under his severance agreement. Notwithstanding this, Mr. Fagre would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Fagre accrued pay and benefits.

Termination without Cause or for Death or Disability. If the employment of Mr. Fagre with the Company is terminated by the Company without “cause” or due to Mr. Fagre’s death or disability, Mr. Fagre is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company within 30 days following his termination date. In such event the Company will pay Mr. Fagre an amount in cash equal to the sum of Mr. Fagre’s (i) annual base salary in effect immediately prior to Mr. Fagre’s termination and (ii) target annual bonus award for the fiscal year immediately preceding the fiscal year in which such termination occurs, to be paid ratably over the 12-month period immediately following his termination. In addition, for the 12 month period immediately following such termination, the Company will arrange to provide Mr. Fagre and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Fagre and his dependents prior to his termination. For Mr. Fagre, “cause” is defined, in general, subject to notification and cure rights as described above in “Use of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Fagre of any deliberate and premeditated act taken by Mr. Fagre in bad faith against the interests of the Company; (ii) Mr. Fagre has been convicted of, or pleads nolo contendere with respect to any felony or other crime, the elements of which are substantially related to the duties and responsibilities associated with the Executive’s employment; (iii) Mr. Fagre’s willful misconduct; (iv) the willful failure or refusal of Mr. Fagre to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Chief Executive Officer or the Board of Directors; or (v) Mr. Fagre materially breaches any of the terms of the Fagre Severance Agreement.

The above benefits will cease immediately upon the discovery by the Company of Mr. Fagre’s breach of the agreement not to compete and secret processes and confidentiality provisions included in the Fagre Severance Agreement. The Fagre Severance

Agreement includes non-competition and non-solicitation provisions that extend for two years following Mr. Fagre’s termination and confidentiality provisions that extend for seven years.

Polistina Separation Agreement

On September 16, 2013, Spectrum and Mr. Polistina mutually agreed that, effective September 30, 2013, Mr. Polistina’s employment with the Company would terminate without cause and that he would resign from any and all titles, positions and appointments that he holds with the Company with the exception of his position as a director of Spectrum Brands Holdings, Inc. In connection with his resignation, the Company and Mr. Polistina entered into a Separation Agreement (the “Polistina Separation Agreement”).

Under the terms of the Polistina Separation Agreement, Mr. Polistina will receive the following cash separation payments: (i) $1,000,000, which is equal to two (2) times Mr. Polistina’s annual base salary for fiscal year 2013, payable over a period of twenty-four (24) months; (ii) $985,830, which is equal to two (2) times Mr. Polistina’s 2012 MIP payable over a period of twenty-four (24) months; (iii) an additional MIP payment for 2013 equal to the amount determined for Mr. Polistina pursuant to the Company’s 2013 MIP based on actual performance results for the Company’s 2013 fiscal year, which amount will be paid at the same time as other payments are made to 2013 MIP participants, and in any case no later than December 31, 2013; (iv) payment for accrued but unused vacation days; (v) for a period of twenty-four months, a monthly payment equal to the monthly COBRA continuation coverage cost; (vi) his Executive Life Insurance benefit for Mr. Polistina and his eligible dependents for twenty-four (24) months at the level and of the type provided to active employees of the Company from time to time; (vii) entitlement to purchase his Company vehicle pursuant to Company policy; and (viii) the reimbursement of any unreimbursed business expenses.

Previously earned performance shares under the 2012 Equity Incentive Plan, 2012 EIP Additional Award and Spectrum 500 Plan that had not previously vested, vested following the release executed by Mr. Polistina. In addition, Mr. Polistina vested in restricted stock units under the 2013 EIP and the HHI integration bonus award programs, in accordance with the terms of the applicable award agreements, only to the extent that the applicable performance criteria are met, following the end of fiscal year 2013. The Polistina Separation Agreement provided that Mr. Polistina would not be eligible for any awards under the Spectrum 750 Plan, the 2014 EIP or the 2014 MIP.

Mr. Polistina has executed a customary release of potential claims against the Company.

Heil Separation Agreement

On December 28, 2012, the Company and Mr. Heil mutually agreed that, effective March 31, 2013, Mr. Heil would retire and resign from any and all titles, positions and appointments that he holds with the Company. In connection with his resignations, the Company and Mr. Heil entered into a Separation Agreement (the “Heil Separation Agreement”). Pursuant to the terms of the Heil Separation Agreement, Mr. Heil continued to serve as President of the Global Pet Supplies Division and assisted in transitioning operations through March 31, 2013.

Also, under the terms of the Heil Separation Agreement, Mr. Heil became entitled to receive the following separation payments: (i) $1,000,000, which is equal to two (2) times Mr. Heil’s annual base salary for fiscal year 2012, payable over a period of twenty-four (24) months; (ii) $1,478,000, which is equal to two (2) times Mr. Heil’s 2012 MIP actual payment of 147.8% of annual base salary, payable over a period of twenty-four (24) months; (iii) an additional pro-rated MIP payment for 2013 equal to the amount determined for Mr. Heil pursuant to the Company’s 2013 MIP based on actual performance results for the Company’s 2013 fiscal year and using Mr. Heil’s 2013 MIP target of 100% of annual base salary, which amount will be pro-rated based on the number of days during fiscal year 2013 during which Mr. Heil was actually employed by the Company, which amount will be paid at the same time as other payments are made to 2013 MIP participants, and in any case no later than December 31, 2013; (iv) payment for accrued but unused vacation days; (v) reimbursement of any unreimbursed business expenses; (vi) for a period of twenty-four months, a monthly payment equal to the monthly COBRA continuation coverage cost as of the date of his termination for medical, dental, vision and prescription drug benefits for Mr. Heil and his eligible dependents equal to the level and type provided to active employees of the Company from time to time; (vii) and his Executive Life Insurance benefit for Mr. Heil and his eligible dependents for twenty-four months (24) at the level and of the type provided to active employees of the Company from time to time. Mr. Heil has executed a customary release of potential claims against the Company.

Tables of Amounts Payable Upon Termination or Change of Control

The following tables set forth the amounts that would have been payable at September 30, 2013 to each of the named executive officers who are currently employed by the Company under the various scenarios for termination of employment or a change-in-control of the Company had such scenarios occurred on September 30, 2013. Terry Polistina resigned as the Company’s President—Global Appliances effective September 30, 2013 and he executed a Separation Agreement with the Company in connection with his resignation (see “Polistina Separation Agreement” above). The amounts accrued in connection with the payments made or to be made to Mr. Polistina in connection with his resignation from the Company are set forth below in “Payments to Terry L. Polistina Upon Resignation.” Additionally, John A. Heil retired from the Company and resigned as the Company’s President—Global Pet Supplies effective March 31, 2013, and he executed a Separation Agreement with the Company in connection with his retirement and resignation (see “Heil Separation Agreement” above). The amounts accrued in connection with the payments made or to be made to Mr. Heil in connection with his retirement and resignation are set forth below in “Payments to John A. Heil Upon Retirement.”

David Lumley

	Termination Scenarios (assumes termination 9/30/2013) Termination Scenarios
Component	Voluntary/ For Cause	Good Reason	Without Cause	Death	Disability	Change in Control (CIC & Exec Term)
Cash Severance(1)	–	3,870,000	3,870,000	3,870,000	3,870,000	3,870,000
Additional Award(2)	–	25,000	25,000	25,000	25,000	25,000
Equity Awards (Intrinsic Value)(3)
Unvested restricted stock(4)	–	19,950,178	19,950,178	5,014,769	5,014,769	19,950,178
Other Benefits
Health and Welfare(5)	–	2,115	2,115	2,115	2,115	2,115
Leased Vehicle(6)	–	14,250	14,250	14,250	14,250	14,250
Tax Gross-Up(7)	–	–	–	–	–	–
Total	–	23,861,543	23,861,543	8,926,134	8,926,134	23,861,543
(1)	Reflects cash severance payment of 2x the sum of the executive’s current base salary and the target 2012 fiscal year bonus. Payments will be made in monthly installments over a period of 24 months.
(2)	Amount reflects an additional cash payment that will be made on the first anniversary of the termination date.
(3)	All equity valued using a $65.84 stock price which is Spectrum’s closing stock price on September 30, 2013.
(4)
Upon a termination for good reason, without cause or change in control the EIP awards granted in 2012 and 2013 immediately vest. Upon a voluntary termination, termination for cause, death or disability the awards are forfeited. Because the performance periods for the Spectrum 500 and HHI Integration awards have lapsed (September 30, 2012 and September 30, 2013, respectively), the earned amount of the performance-based vesting portion of the equivalent amount of the service-based portion of the award immediately vests upon a termination for death, disability, for good reason, without cause or a change in control.

(5)	Reflects 24 months of insurance and other benefits continuation for the executive and their dependents.
(6)	Reflects 12 months of car allowance continuation.
(7)
The executive would not owe an excise tax payment if a change in control occurred at fiscal year end according to Section 280G under the Internal Revenue Code.  The Company does not provide any tax gross-up payment to cover excise taxes.

Anthony Genito

	Termination Scenarios (assumes termination 9/30/2013) Termination Scenarios
Component	Voluntary/ For Cause	Good Reason	Without Cause	Death	Disability	Change in Control (CIC & Exec Term)
Cash Severance(1)	–	1,920,000	1,920,000	1,920,000	1,920,000	1,920,000
Equity Awards (Intrinsic Value)(2)
Unvested restricted stock(3)	–	8,595,807	8,595,807	2,865,291	2,865,291	8,595,807
Other Benefits
Health and Welfare(4)	–	2,115	2,115	2,115	2,115	2,115
Leased Vehicle(5)	–	14,250	14,250	14,250	14,250	14,250
Tax Gross-Up(6)	–	–	–	–	–	–
Total	–	10,532,172	10,532,172	4,801,656	4,801,656	10,532,172
(1)	Reflects cash severance payment of 2x the sum of the executive’s current base salary and the target 2013 fiscal year bonus. Payments will be made in monthly installments over a period of 24 months.
(2)	All equity valued using a $65.84 stock price which is Spectrum’s closing stock price on September 30, 2013.
(3)
Upon a termination for good reason, without cause or change in control the EIP awards granted in 2012 and 2013 immediately vest. Upon a voluntary termination, termination for cause, death or disability the awards are forfeited. Because the performance periods for the Spectrum 500 and HHI Integration awards have lapsed (September 30, 2012 and September 30, 2013, respectively), the earned amount of the performance-based vesting portion of the equivalent amount of the service-based portion of the award immediately vests upon a termination for death, disability, for good reason, without cause or a change in control.

(4)	Reflects 24 months of insurance and other benefits continuation for the executive and their dependents.
(5)	Reflects 12 months of car allowance continuation.
(6)
The executive would not owe an excise tax payment if a change in control occurred at fiscal year end according to Section 280G under the Internal Revenue Code.  The Company does not provide any tax gross-up payment to cover excise taxes.

Nathan Fagre

	Termination Scenarios (assumes termination 9/30/2013) Termination Scenarios
Component	Voluntary/ For Cause	Good Reason	Without Cause	Death	Disability	Change in Control (CIC & Exec Term)
Cash Severance(1)	–	–	175,000	175,000	175,000	175,000
Equity Awards (Intrinsic Value)(2)
Unvested restricted stock(3)	–	1,613,080	1,613,080	164,600	164,600	1,613,080
Other Benefits
Health and Welfare(4)	–	–	1,057	1,057	1,057	1,057
Tax Gross-Up(5)	–	–	–	–	–	–
Total	–	1,613,080	1,789,137	340,657	340,657	1,789,137
(1)	Reflects cash severance payment of 6 months of the executive’s current base salary. Payments will be made in semi-monthly installments over 12 months.
(2)	All equity valued using a $65.84 stock price which is Spectrum’s closing stock price on September 30, 2013.
(3)
Upon a termination for good reason, without cause or change in control the EIP awards granted in 2012 and 2013 immediately vest. Upon a voluntary termination, termination for cause, death or disability the awards are forfeited. Because the performance period for the Spectrum 500 award has lapsed (September 30, 2012), the earned amount of the performance-based vesting portion of the equivalent amount of the service-based portion of the award immediately vests upon a termination for death, disability, for good reason, without cause or a change in control.

(4)	Reflects 6 months of insurance and other benefits continuation for the executive and their dependents.
(5)
The executive would not owe an excise tax payment if a change in control occurred at fiscal year end according to Section 280G under the Internal Revenue Code.  The Company does not provide any tax gross-up payment to cover excise taxes.

Andreas Rouve

	Termination Scenarios (assumes termination 9/30/2013) Termination Scenarios
Component	Voluntary/ For Cause	Good Reason	Without Cause	Death	Disability	Change in Control (CIC & Exec Term)
Cash Severance(1)	–	–	1,406,069	1,406,069	1,406,069	1,406,069
Equity Awards (Intrinsic Value)(2)
Unvested restricted stock(3)	–	2,255,020	2,255,020	246,900	246,900	2,255,020
Other Benefits
Health and Welfare(4)	–	–	–	–	–	–
Tax Gross-Up(5)	–	–	–	–	–	–
Total	–	2,255,020	3,661,089	1,652,969	1,652,969	3,661,089
(1)	Reflects cash severance payment of 2x the sum of the executive’s current base salary and the target 2012 fiscal year bonus. Payments will be made in monthly installments over a period of 24 months.
(2)	All equity valued using a $65.84 stock price which is Spectrum’s closing stock price on September 30, 2013.
(3)
Upon a termination for good reason, without cause or change in control the EIP awards granted in 2012 and 2013 immediately vest. Upon a voluntary termination, termination for cause, death or disability the awards are forfeited. Because the performance period for the Spectrum 500 award has lapsed (September 30, 2012), the earned amount of the performance-based vesting portion of the equivalent amount of the service-based portion of the award immediately vests upon a termination for death, disability, for good reason, without cause or a change in control.

(4)	Health and welfare benefits are statutory, and not covered by the Company.
(5)
The executive would not owe an excise tax payment if a change in control occurred at fiscal year end according to Section 280G under the Internal Revenue Code.  The Company does not provide any tax gross-up payment to cover excise taxes.

Payments to Terry L. Polistina Upon Resignation

As discussed above, Terry L. Polistina’s employment with the Company terminated and he resigned from any and all titles, positions, and appointments with the Company, with the exception of his position as a director of Spectrum Brands Holdings, Inc., effective at the end of September 30, 2013. Therefore, the following chart illustrates the actual amounts accrued in connection with payments made or to be made to Mr. Polistina under the Polistina Separation Agreement:

Name	Base Salary(1) $	2012 MIP Payment(2) $	2013 MIP Payment(3) $	Healthcare Benefits(4) $	Vehicle(5) $
Terry L. Polistina	1,000,000	985,830	375,000	12,320	18,967

(1)          Represents two times Mr. Polistina’s annual base salary for Fiscal 2013, which is payable over a period of 24 months.
(2)          Represents two times Mr. Polistina’s 2012 MIP payment, which is payable over a period of 24 months.
(3)          Represents an additional MIP payment for Fiscal 2013.
(4)          Represents the cost of COBRA healthcare benefits for Mr. Polistina and his dependents for a period of 24 months.
(5)          Represents the value of the purchase of a vehicle at a discount.

Payments to John A. Heil Upon Retirement

As discussed above, John A. Heil retired from the Company and resigned as the Company’s President—Global Pet Supplies effective March 31, 2013. Therefore, the following chart illustrates the actual amounts accrued in connection with payments made or to be made to Mr. Heil under the Heil Separation Agreement:

Name	Base Salary(1) $	MIP Payment(2) $	Vacation Pay(3) $	Healthcare Benefits(4) $
John A. Heil	1,000,000	1,478,000	9,616	12,004

(1)          Represents two times Mr. Heil’s annual base salary for Fiscal 2012, which is payable over a period of 24 months.
(2)          Represents two times Mr. Heil’s actual MIP payment of 147.8% of annual base salary, which is payable over a period of 24 months.
(3)          Represents the payment for accrued but unused vacation days.
(4)          Represents the cost of COBRA healthcare benefits for Mr. Heil and his dependents for a period of 24 months.

Director Compensation

The Compensation Committee is responsible for approving, subject to review by the Board of Directors as a whole, compensation programs for our non-employee directors. In that function, the Compensation Committee considers market data regarding director compensation and evaluates the Company’s director compensation practices in light of that data and the characteristics of the Company as a whole, with the assistance of its outside consultant, Towers Watson, and outside counsel.

After reviewing current director compensation benchmarking data with its independent compensation advisors, the Compensation Committee has approved a compensation program for our non-employee directors. In this regard, each non-employee director receives an annual cash retainer of $105,000 and an annual grant of restricted stock units equal to that number of shares of the Company’s common stock with a value on the date of grant of $105,000. The Chair of the Audit Committee receives an additional annual cash retainer of $20,000, and the Chairs of the Nominating and Corporate Governance Committee and the Compensation Committee each receive an additional annual cash retainer of $15,000. Directors are permitted to make an annual election to receive all of their director compensation in the form of Company stock on a deferred vesting schedule in lieu of cash.

In April 2013, the Board of Directors determined to establish Stock Ownership Guidelines for Directors (such guidelines had been established for officers of the Company, including the named executive officers, in January 2013). Under these guidelines for Directors, each Director is expected to hold shares of the Company’s common stock equal to at least one times the Director’s annual compensation for service as a director.

For Fiscal 2013, the grants of restricted stock units were made in November 2012 and vested on September 30, 2013. For Fiscal 2014, the grants of restricted stock units were made in November 2013 and will vest on September 30, 2014.

David M. Maura and Omar M. Asali, directors who also are employees of Harbinger Group Inc., did not participate in the annual director compensation program in Fiscal 2013. Directors who were employees of the Company during Fiscal 2013, which includes David R. Lumley and Terry L. Polistina, received no additional compensation for their service as directors of the Company.

The table set forth below, together with its footnotes, provides information regarding compensation paid to the Company’s directors for Fiscal 2013. Directors who received no compensation as a director during Fiscal 2013 are omitted from the table.

Director Compensation Table for Fiscal Year 2013

Name(1)	Fees Earned or Paid in Cash $	Stock Awards(2) $	All Other Compensation $	Total $
Kenneth C. Ambrecht	120,000	105,000	–	225,000
Eugene I. Davis	125,000	105,000	–	230,000
Norman S. Matthews	–	105,000	–	105,000
Hugh R. Rovit	105,000	105,000	–	210,000
Virginia A. Kamsky(3)	52,500	105,000	–	157,500
Marc S. Kirschner(3)	52,500	105,000	157,500	315,000
(1)

This column reflects only directors who received compensation during Fiscal 2013.  Note that David R. Lumley, David M. Maura, Terry L. Polistina, and Omar M. Asali are current directors not reflected in this table.

(2)
This column reflects the aggregate grant date fair value of the awards in accordance with ASC Topic 718, which were granted in November 2012 and vested in full on September 28, 2013.  No director held shares of unvested restricted stock as of September 30, 2013.

(3)
Not serving as a director as of the end of Fiscal 2013. The amount listed under “All Other Compensation” for Mr. Kirschner represents consulting fees paid or payable subsequent to his departure from the Board of Directors in March 2013.

Compensation Committee Interlocks and Insider Participation

Compensation policies for the Company’s named executive officers are developed, adopted, reviewed and maintained by the Compensation Committee of the Company.  None of our executive officers serves a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of December 16, 2013, by:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock (each, a “5% Stockholder”);

•	our named executive officers for Fiscal 2013;

•	each of our directors serving as of December 16, 2013; and

•	all directors and executive officers serving as of December 16, 2013 as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.  Determinations as to the identity of 5% Stockholders is based upon filings with the SEC and other publicly available information.  Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.  The percentage of beneficial ownership set forth below is based upon 52,685,589 shares of Common Stock issued and outstanding as of the close of business on December 16, 2013.  In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to restricted stock units held by that person that are currently expected to vest within 60 days of December 16, 2013, are deemed outstanding.  These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares
Harbinger Group, Inc. 450 Park Avenue, 30th Floor New York, NY 10022	30,893,186	(1)	58.6%

Directors Serving at December 16, 2013 and Named Executive Officers for Fiscal 2013
David R. Lumley	148,832		*
Anthony L. Genito	92,605		*
Andreas Rouve	42,692		*
Nathan E. Fagre	16,667		*
Terry L. Polistina	109,742		*
John A. Heil	120		*
Kenneth C. Ambrecht	11,557		*

Eugene I. Davis	11,101	*
Norman S. Matthews	26,109	*
David M. Maura	107,000	*
Hugh R. Rovit	14,201	*
Omar M. Asali	–	*
All current directors and executive officers of Spectrum as a group (11 persons)	580,506	1.1%
Total	31,473,812	59.7%

*	Indicates less than 1% of the total number of outstanding shares of the Company’s Common Stock.
(1)
Based on information set forth in a Schedule 13D/A that was filed by Harbinger Group Inc. (“HRG”) with the SEC as of June 6, 2013, HRG is the beneficial owner of 30,893,186 shares of Common Stock, a portion of which it holds directly at HRG and a portion indirectly through its wholly-owned subsidiary, HGI Funding, LLC. As a result of their ownership interest in HRG and certain other arrangements among the Harbinger Reporting Persons (as defined below) and HRG, the Harbinger Reporting Persons and HRG may be deemed to be members of a “group” for purposes of the Exchange Act. The “Harbinger Reporting Persons” are comprised of Philip Falcone, the managing member of Harbinger Holdings, LLC; David M. Maura, Executive Vice President and Director of Investments of Harbinger LLC and a director of the Company; and Tyler Kolarik, a Vice President of Harbinger LLC. Each Harbinger Reporting Person specifically disclaims beneficial ownership in the shares of the Company’s Common Stock owned by HRG except to the extent he actually exercises voting or dispositive power with respect to such Common Stock. The shares directly held by HRG are pledged to secure HRG’s obligations under its 7.875% senior secured notes due 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  Based solely upon review of Forms 3, 4, and 5 (and amendments thereto) furnished to us during or in respect of Fiscal 2013 and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and 10% stockholders were satisfied in a timely manner during Fiscal 2013.  Following the end of Fiscal 2013, one late report on Form 4 relating to changes in ownership were filed with respect to each of Mr. Lumley, Mr. Genito, Mr. Polistina and Mr. Fagre.  These reports were filed to correct earlier Form 4 reports for vesting of performance-based equity awards, where the withholding of shares by the Company to satisfy tax withholding obligations had not been properly reflected (i.e., gross shares instead of net shares were reported).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of September 30, 2013.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,700,479	(1)	N/A	514,903	(2)
Equity compensation plans not approved by security holders	–		–	–
Total	1,700,479			514,903

(1)
Includes 700,479 shares issuable pursuant to outstanding performance-based RSU awards under the 2013 EIP,  355,478 shares issuable pursuant to outstanding performance-based RSU awards under the 2012 EIP,  110,559 shares issuable pursuant to outstanding performance-based RSU awards under the Spectrum 500 Plan and 543,426 shares issuable under the Spectrum 750 Plan.  Because all of these shares are issuable under performance share awards, the awards are not taken into account for purposes of determining the weighted-average exercise price of outstanding options, warrants, and rights, and thus column (b) is not applicable with respect to these awards.

(2)
Includes 514,903 shares issuable pursuant to the 2011 Plan in the form of stock options, stock appreciation rights, restricted stock awards, RSUs, performance stock awards, or any combination of the foregoing.

COMPARISON OF TOTAL STOCKHOLDER RETURN

The following graph compares the cumulative total stockholder return on our Common Stock to the cumulative total return of (i) the Russell 2000 Financial Index, and (ii) our peer group selected in good faith, which is composed of the following companies: Central Garden & Pet Company, Church & Dwight Co., Inc., The Clorox Company, Energizer Holdings, Inc., Exide Technologies, Fortune Brands Home & Security, Inc., Hanesbrands Inc., Hasbro, Inc., Jarden Corporation, Mattel, Inc., Newell Rubbermaid Inc., Nu Skin Enterprises, Inc., The Scotts Miracle-Gro Company, Stanley Black & Decker, Inc., and Tupperware Brands Corporation.  There has been no change in our peer group between Fiscal 2012 and Fiscal 2013.

The comparison below assumes that $100 was invested in (i) the common stock of SBI (the “SBI Common Stock”) from September 2, 2009 until June 16, 2010, and (ii) following the completion of the Merger, our Common Stock from June 16, 2010 until September 30, 2013.  The comparison is based upon the closing price of the SBI Common Stock or our Common Stock, as applicable, and assumes the reinvestment of all dividends, if any.  The returns of each of the companies in our peer group are weighted according to the respective company’s stock market capitalization at the beginning of each period for which a return is indicated.

In accordance with the rules of the SEC, this section, captioned “Comparison of Total Stockholder Return,” shall not be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933.  The Comparison of Cumulative Total Return graph above, including any accompanying tables and footnotes, is not deemed to be soliciting material or deemed to be filed under the Exchange Act or the Securities Act.

AUDIT COMMITTEE REPORT

Our Audit Committee consists of Kenneth C. Ambrecht, Eugene I. Davis, and Hugh R. Rovit.  The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, which can be viewed on our website, www.spectrumbrands.com, under “Investor Relations – Corporate Governance.”

The Audit Committee Charter adopted by the Board of Directors incorporates requirements mandated by the Sarbanes-Oxley Act of 2002 and the NYSE listing standards.  All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards.  At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process.  Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and auditing the Company’s internal control over financial reporting and issuing their reports thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audited financial statements for the fiscal year ended September 30, 2013, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and KPMG LLP’s audit of the Company’s internal control over financial reporting.  The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees).  In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG LLP their firm’s independence.  The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to Spectrum and its affiliates is compatible with KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2013 be included in our Annual Report on Form 10-K filed with the SEC for that year.  The Audit Committee also recommended to the Board of Directors that KPMG LLP be appointed as our independent registered public accounting firm for Fiscal 2014.

The foregoing report is furnished by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE
Eugene I. Davis, Chairman
Kenneth C. Ambrecht
Hugh R. Rovit

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policies and procedures for review and approval of related-person transactions appear in the Code of Ethics for the Principal Executive Officer and Senior Financial Officers and the Spectrum Brands Code of Business Conduct and Ethics, each of which is posted on the Company’s website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.”

All of the Company’s executive officers, directors, and employees are required to disclose to the Company’s General Counsel all transactions which involve any actual, potential, or suspected activity or personal interest that creates or appears to create a conflict between the interests of the Company and the interests of their executive officers, directors, or employees.  In cases involving executive officers, directors, or senior-level management, the Company’s General Counsel will investigate the proposed transaction for potential conflicts of interest and then refer the matter to the Company’s Audit Committee to make a full review and determination.  In cases involving other employees, the Company’s General Counsel, in conjunction with the employee’s regional supervisor and the Company’s Director of Internal Audit, will review the proposed transaction.  If they determine that no conflict of interest will result from engaging in the proposed transaction, then they will refer the matter to the Company’s Chief Executive Officer for final approval.

The Company’s Audit Committee is required to consider all questions of possible conflicts of interest involving executive officers, directors, and senior-level management and to review and approve certain transactions, including all (i) transactions in which a director, executive officer, or an immediate family member of a director or executive officer has an interest, (ii) proposed business relationships between the Company and a director, executive officer, or other member of senior management, (iii) investments by an executive officer in a company that competes with the Company or an interest in a company that does business with the Company, and (iv) situations where a director or executive officer proposes to be a customer of the Company, be employed by, serve as a director of, or otherwise represent a customer of the Company.

The Company’s legal department and financial accounting department monitor transactions for an evaluation and determination of potential related person transactions that would need to be disclosed in the Company’s periodic reports or proxy materials under generally accepted accounting principles and applicable SEC rules and regulations.

Transactions with Related Persons

Merger Agreement and Exchange Agreement

On June 16, 2010 (the “Closing Date”), the Company completed the merger with Russell Hobbs, Inc. (“Russell Hobbs”) (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of February 9, 2010, as amended on March 1, 2010, March 26, 2010 and April 30, 2010, by and among the Company, Russell Hobbs, Spectrum Brands, Battery Merger Corp., and Grill Merger Corp. (the “Merger Agreement”). As a result of the Merger, each of Spectrum Brands and Russell Hobbs became a wholly-owned subsidiary of the Company. At the effective time of the Merger, (i) the outstanding shares of Spectrum Brands common stock were canceled and converted into the right to receive shares of the Company’s common stock, and (ii) the outstanding shares of Russell Hobbs common stock and preferred stock were canceled and converted into the right to receive shares of the Company’s common stock.

Pursuant to the terms of the Merger Agreement, on February 9, 2010, Spectrum Brands entered into support agreements with Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (together the “Harbinger Parties”) and Avenue International Master, L.P. and certain of its affiliates (the “Avenue Parties”), in which the Harbinger Parties and the Avenue Parties agreed to vote their shares of Spectrum Brands common stock acquired before the date of the Merger Agreement in favor of the Merger and against any alternative proposal that would impede the Merger.

Immediately following the consummation of the Merger, the Harbinger Parties owned approximately 64% of the outstanding Company common stock and the stockholders of Spectrum Brands (other than the Harbinger Parties) owned approximately 36% of the outstanding Company common stock.

On January 7, 2011, the Harbinger Parties contributed 27,757 shares of Company common stock to HRG and received in exchange for such shares an aggregate of 119,910 shares of HRG common stock (such transaction, the “Share Exchange”), pursuant to a Contribution and Exchange Agreement (the “Exchange Agreement”). Immediately following the Share Exchange, (i) HRG owned approximately 54.4% of the outstanding shares of the Company’s common stock and the Harbinger Parties owned approximately 12.7% of the outstanding shares of the Company’s common stock, and (ii) the Harbinger Parties owned 129,860 shares of HRG common stock, or approximately 93.3% of the outstanding HRG common stock.

On June 28, 2011 the Company filed a Form S-3 registration statement with the SEC under which 1,150 shares of its common stock and 6,320 shares of the Company’s common stock held by Harbinger Capital Partners Master Fund I, Ltd. were offered to the public.

In November 2011, HRG announced a stock purchase program for the Company’s common stock, with an authorization of $30,000 under the program. This purchase program was completed in March 2012. Following the completion of the secondary offering of the Company’s common stock in August 2011 by Harbinger Capital Partners Master Fund I, Ltd. and the completion of the HRG stock purchase program for the Company’s common stock noted above, HRG owned approximately 57% of the Company’s common stock, and the Harbinger Parties owned less than 1% percent of the Company’s common stock.

In connection with the Merger, the Harbinger Parties and the Company entered into a stockholder agreement, dated February 9, 2010 (the “Stockholder Agreement”), which provides for certain protective provisions in favor of minority stockholders and provides certain rights and imposes certain obligations on the Harbinger Parties, including:

•
for so long as the Harbinger Parties and their affiliates beneficially own 40% or more of the outstanding voting securities of the Company, the Harbinger Parties and the Company will cooperate to ensure, to the greatest extent possible, the continuation of the structure of the SB Holdings board of directors as described in the Stockholder Agreement;

•
the Harbinger Parties will not effect any transfer of equity securities of the Company to any person that would result in such person and its affiliates owning 40% or more of the outstanding voting securities of the Company, unless specified conditions are met; and

•	the Harbinger Parties will be granted certain access and informational rights with respect to the Company and its subsidiaries.

Pursuant to a joinder to the Stockholder Agreement entered into by the Harbinger Parties and HRG, upon consummation of the Share Exchange, HRG became a party to the Stockholder Agreement, and is subject to all of the covenants, terms and conditions of the Stockholder Agreement to the same extent as the Harbinger Parties were bound thereunder prior to giving effect to the Share Exchange.

Certain provisions of the Stockholder Agreement terminate on the date on which the Harbinger Parties or HRG no longer constitutes a Significant Stockholder (as defined in the Stockholder Agreement). The Stockholder Agreement terminates when any person (including the Harbinger Parties or HRG) acquires 90% or more of the outstanding voting securities of the Company.

Also in connection with the Merger, the Harbinger Parties and the Company entered into a registration rights agreement, dated as of February 9, 2010 (the “SB Holdings Registration Rights Agreement”), pursuant to which the Harbinger Parties have, among other things and subject to the terms and conditions set forth therein, certain demand and so-called “piggy back” registration rights with respect to their shares of Company common stock. On September 10, 2010, the Harbinger Parties and HRG entered into a joinder to the SB Holdings Registration Rights Agreement, pursuant to which, effective upon the consummation of the Share Exchange, HRG became a party to the SB Holdings Registration Rights Agreement, entitled to the rights and subject to the obligations of a holder thereunder.

Director Independence

Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company): Norman S. Matthews, Eugene I. Davis, Kenneth C. Ambrecht, and Hugh R. Rovit.  Our Board of Directors has adopted the definition of “independent director” set forth under Section 303A.02 of the NYSE Listed Company Manual to assist it in making determinations of independence.  The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent.  The Board of Directors has made no determination with respect to the remaining directors.

PROPOSAL 1:
ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect Kenneth C. Ambrecht, Eugene I. Davis, David R. Lumley, and Omar M. Asali as Class I directors to hold office until our 2017 annual meeting of stockholders.  The directors will serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal.  If you submit your proxy via the Internet, by telephone, or by mail, your shares will be voted for the election of the four nominees recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote.  The named proxies will vote all shares represented by proxy for the nominees for these vacancies, except to the extent authority to do so is withheld.  Stockholders may withhold authority from the named proxies to vote for the nominees by marking the box under the “WITHHOLD” column adjacent to the name of the director via the Internet or on the attached proxy card, or by indicating by telephone that authority is withheld.  Withholding authority to vote for the nominee will result in the nominee receiving fewer votes.  If any nominee for any reason is or becomes unable or unwilling to serve, all shares represented by proxy will be voted at the Annual Meeting by the named proxies for the person, if any, as shall be designated by the Board of Directors to replace the nominee.  Please see “Proxies and Voting Procedures” for information on how your shares will be voted in the absence of your instructions if you hold shares through a bank, broker, or other nominee.  Each nominee has agreed to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

Directors

The following incumbent directors are being nominated for election to the Board of Directors as Class I directors: Kenneth C. Ambrecht, Eugene I. Davis, David R. Lumley and Omar M. Asali. Please see “Nominees for Re-Election to the Board of Directors” for information concerning each of the nominees for election as Class I directors.

Vote Required

To be elected as a Class I director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting.  A plurality vote means that the director nominee with the most affirmative votes in favor of his election to a particular directorship will be elected to that directorship.

The Board of Directors recommends that you vote FOR the election of each of Kenneth C. Ambrecht, Eugene I. Davis, David R. Lumley and Omar M. Asali as Class I directors of the Company.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014

General

Upon recommendation of the Audit Committee, our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2014.  The stockholders are asked to ratify this action of the Board of Directors.  Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2014 is not required by our By-Laws, or otherwise, but is being pursued as a matter of good corporate practice.  If stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2014, our Board of Directors will reconsider the selection our independent registered public accounting firm for Fiscal 2014.  Even if the appointment is ratified, our Board of Directors, upon the recommendation of our Audit Committee, may select a different independent registered public accounting firm at any time during Fiscal 2014 if it determines such a change would be in our best interests and the best interests of our stockholders.  KPMG LLP has audited our, or our predecessor SBI’s, financial statements since September 12, 1996.

It is anticipated that one or more representatives of KPMG LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from stockholders who are present.

Independent Auditor Fees

The following table summarizes the fees KPMG LLP, our independent auditor, billed to us for each of the last two fiscal years (in millions):

	Audit Fees $	Audit-Related Fees $	Tax Fees $	All Other Fees $	Total
2013	4.8	0.3	0.4	–	5.5
2012	3.9	0.2	0.1	0.06	4.3

In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees we paid KPMG LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as issuance of comfort letters and statutory audits required for certain of our foreign subsidiaries.  “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.  “Tax Fees” are fees for tax compliance, tax advice, and tax planning.  Such fees were attributable to services for tax-compliance assistance and tax advice.  “All Other Fees” are fees, if any, for any services not included in the first three categories, including due diligence activities relating to mergers and acquisitions.

Pre-Approval of Independent Auditor Services and Fees

The Audit Committee pre-approved the Fiscal 2013 audit services engagement performed by KPMG LLP.  In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has pre-approved other specified audit, non-audit, tax, and other services, provided that the fees incurred by KPMG LLP in connection with any individual non-due diligence engagement do not exceed $200,000 in any 12-month period.  The Audit Committee must approve on an engagement by engagement basis any individual non-due diligence engagement in excess of $200,000 in any 12-month period or any individual engagement to perform due diligence services pertaining to potential business acquisitions/dispositions and other transactions and events in excess of $1,000,000 in any 12-month period.  The Audit Committee has delegated to its Chairman the authority to pre-approve any other specific audit or specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decision of the Chairman to pre-approve other audit or non-audit services shall be presented to the Audit

Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2014.

The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2014.

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in this proxy statement a separate resolution to enable our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers.  The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative starting on page 16 of this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative starting on page 16 above provide a comprehensive review of our named executive officer compensation strategy, objectives, factors, program, and rationale.  We urge you to read this disclosure before voting on this non-binding proposal.  As described in detail in such disclosure, our compensation programs are designed to attract and retain highly qualified executives, to align the compensation paid to executives with the business strategies of our Company, and to align the interests of our executives with the interests of our stockholders.  We believe that our compensation program, with its balance of guaranteed salary, performance-based cash bonuses, and performance conditions for equity awards reward sustained performance that is aligned with long-term stockholder interests.

For the reasons stated above, and pursuant to Section 14A of the Exchange Act, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.”

Your vote on this proposal is advisory, and therefore nonbinding on the Company and the Board of Directors and will not be construed as overruling a decision by the Company or the Board of Directors.  Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Company or the Board of Directors.  However, the Board of Directors and the Compensation Committee values the opinions that our stockholders express in their votes and they expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Frequency Vote

In addition to requesting the non-binding stockholder advisory approval of the Company’s executive compensation program, the Dodd-Frank Act also requires the Company to separately seek, once every six years, stockholder approval of how often the Company will seek advisory approval of the named executive officers’ compensation (referred to as the frequency vote).

In the Company’s proxy statement for the 2011 Annual Meeting, the Board of Directors recommended, for various reasons, that stockholders vote for a non-binding advisory vote on the compensation of our named executive officers be held every three years.  In accordance with such recommendation, the option receiving the greatest number of stockholder votes at the 2011 Annual Meeting was for a non-binding advisory say-on-pay vote every three years.  The Board of Directors expects to continue this practice of holding an advisory say-on-pay vote with respect to the compensation of our named executive officers every three years.  The next advisory frequency vote is expected to occur at our 2017 annual meeting of stockholders.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy is required to approve, on an advisory basis, the compensation of our named executive officers.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL 4:
AMENDMENT OF THE SPECTRUM BRANDS HOLDINGS, INC.
2011 OMNIBUS EQUITY AWARD PLAN

Our Board of Directors has approved, subject to stockholder approval, an amendment to the 2011 Plan to increase by 1,000,000 the number of shares of Common Stock available for issuance under the 2011 Plan, for an aggregate total of 5,625,676 shares. At present, the 2011 Plan provides that the total number of shares of Common Stock that may be issued under the 2011 Plan may not exceed 4,625,676 in the aggregate and as of December 16, 2013, there were a total of 1,700,479 shares subject to outstanding awards under the 2011 Plan and 514,903 remaining shares reserved for issuance under the 2011 Plan.  Our Board of Directors believes that it is essential to have a sufficient number of reserved shares available for issuance under the 2011 Plan to compensate and incentivize our employees, directors, officers and consultants and our Board of Directors and Compensation Committee believe that the proposed increase will provide a sufficient number of available shares of Common Stock for future granting needs to help the Company achieve the purposes of the 2011 Plan.

The proposed amendment to the 2011 Plan amends Section 5(b)(i) of the 2011 Plan in its entirety to read as follows:

Section 5, “Grant of Awards; Shares Subject to Plan; Limitations,” Subsection (b)(i)
“(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 5,625,676 shares of Common Stock may be delivered in the aggregate pursuant to the Awards granted under the Plan;”

Reasons For the Amendment of the 2011 Plan

The amendment of the 2011 Plan is intended to ensure that a sufficient reserve of shares of Common Stock remains available to allow us to continue to use equity incentives to attract and retain the services of qualified employees, directors, officers or consultants of the Company and its subsidiaries whom are essential to our long-term growth and success. We rely on equity incentives in the form of grants of stock options, SARs, restricted stock awards, restricted stock units, other stock based awards, performance compensation awards (including cash bonus awards), or any combination of the foregoing, in order to attract and retain employees, directors, officers and consultants of the Company and its subsidiaries, and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for talented employees, directors, officers and consultants.

In connection with this proposed amendment to the 2011 Plan, the Company commits that, with respect to the number of shares subject to awards granted over the next three fiscal years (fiscal years 2014-2016), we will maintain an average annual burn rate over that period that does not exceed 2.82% of weighted common shares outstanding.  For purposes of calculating the number of shares granted in a particular year, all awards will first be converted into option-share equivalents.  In this case, each share that is subject to awards other than options will count as equivalent to 2.5 option shares.  Supplemental to the equity award information reported in the Company’s Form 10-K for each of the last three years, the following table sets forth information regarding awards granted and/or earned during this same time period for burn-rate analysis purposes:

Fiscal Year	Options Granted	Full-Value Shares Granted(1)	Weighted Average Number of Common Shares Outstanding
2013	0	1,270,545	52,033,563
2012	0	845,350	51,608,428
2011	0	92,240	51,092,000

(1)	The Full-Value Shares Granted column includes time-vesting awards granted plus performance-vesting awards that vested in each year.

Summary of the 2011 Plan Features

The following summary of the 2011 Plan is qualified by and subject to the more complete information set forth in the 2011 Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration. Our Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code) will administer the 2011 Plan. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2011 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2011 Plan. The Compensation Committee will have full discretion to administer and interpret the 2011 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any employees, directors, officers or consultants of the Company or of its subsidiaries or their respective affiliates will be eligible for awards under the 2011 Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2011 Plan. Additional Employees of certain designated foreign subsidiaries of the Company are also eligible under separate “Sub Plans.”

Number of Shares Authorized. The 2011 Plan currently provides for an aggregate of 4,625,676 shares of our Common Stock to be available for awards under the 2011 Plan. Upon the adoption of the amendment to the 2011 Plan described herein, there will be 5,625,676 shares available for awards under the 2011 Plan.  No more than 1,000,000 shares of our Common Stock may be issued with respect to incentive stock options under the 2011 Plan. No participant may be granted awards of options and stock appreciation rights with respect to more than 500,000 shares of our Common Stock in any one year. No more than 500,000 shares of our Common Stock may be granted under the 2011 Plan to any participant during any single fiscal year with respect to performance compensation awards in any one performance period. The maximum amount payable for an individual employee or officer under the 2011 Plan for any single year during a performance period is $20,000,000 (with respect to each year if the performance period is more than one year). Shares of our Common Stock subject to awards are generally unavailable for future grant; provided, in no event shall shares increase the number of shares of Common Stock that may be delivered pursuant to incentive stock options granted under the 2011 Plan. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2011 Plan, the number of shares covered by awards then outstanding under the 2011 Plan, the limitations on awards under the 2011 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment is necessary or appropriate, then the Compensation Committee can make adjustments in a manner that it deems equitable.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, other stock based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Awards may be granted under the 2011 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”).

Stock Options. The Compensation Committee will be authorized to grant options to purchase shares of Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2011 Plan shall be non-qualified unless the applicable award agreement expressly states that the Option is intended to be an “incentive stock option.” Options granted under the 2011 Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2011 Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant

 (except with respect to Substitute Awards). Options granted under the 2011 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2011 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder); provided, that, if the term of a non-qualified option would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as the Compensation Committee may permit in its sole discretion, including: (i) by withholding or surrender of the minimum number of shares of Common Stock otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. The Committee may, in its sole discretion, at any time buy out for a payment in cash, or the delivery of shares of Common Stock, or other property, an Option previously granted to a participant in the 2011 Plan.

Stock Appreciation Rights. The Compensation Committee will be authorized to award SARs under the 2011 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2011 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of Common Stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be subject to terms established by the Compensation Committee and reflected in the award agreement.

Restricted Stock. The Compensation Committee will be authorized to award restricted stock under the 2011 Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period.

Restricted Stock Unit Awards. The Compensation Committee will be authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the Compensation Committee. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committee, the participant will receive a number of shares of Common Stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee, less an amount equal to any taxes required to be withheld. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock, either in cash or (at the sole discretion of the Compensation Committee) in shares of Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.

Other Stock-Based Awards. The Compensation Committee will be authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date, or other awards denominated in shares of Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards. The Compensation Committee may grant any award under the 2011 Plan in the form of a “Performance Compensation Award” by conditioning the vesting of the award on the satisfaction of certain “Performance Goals.” The Compensation Committee may establish these Performance Goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, Free Cash Flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

•
gross or net operating margins; productivity rations; share price (including, but not limited to, growth measures and total stockholder return; expense targets or cost reduction goals, general and administrative expense savings; and operating efficiency);

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	inventory control;

•	enterprise value;

•	sales;

•	stockholder return;

•	client retention;

•	competitive market metrics;

•	employee retention;

•	timely completion of new product rollouts;

•	timely launch of new facilities;

•
objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional project budgets);

•	system-wide revenues;

•	royalty income;

•	cost of capital, debt leverage year-end cash position or book value;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or

•	any combination of the foregoing.

Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or its affiliates or any divisions, operation, or business units, product lines, brands, business segment, administrative departments or combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that the committee deems appropriate or, stock market indices. The Compensation Committee also may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be granted, and Performance Goals for such an award will be established, by the Compensation Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the Compensation Committee establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved.

The Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (i) the Performance Goals for such period are achieved; and (ii) all or some of the portion of such participant’s Performance Compensation Award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the 2011 Plan) to such Performance Goals.

Effect of Change in Control. Unless otherwise provided in an award agreement, in the event of a “change in control,” the Board of Directors may in its sole discretion provide that, with respect to any particular outstanding award: (a) all then-outstanding Options and SARs shall become immediately exercisable as of immediately prior to the “change in control” with respect to up to 100 percent of the shares subject to such Option or SAR; (b) any restricted period shall expire as of immediately prior to the “change in control” with respect to up to 100 percent of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals); (c) all incomplete performance periods in effect on the date the “change in control” occurs shall end on such date, and the Compensation Committee may (i) determine the extent to which Performance

Goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of awards for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Compensation Committee; and (d) cause awards previously deferred to be settled in full as soon as practicable.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendment. The 2011 Plan will have a term of ten years. The Board of Directors may amend, suspend or terminate the 2011 Plan at any time; however, stockholder approval to amend the 2011 Plan may be necessary if the law or NYSE rules so require. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower option price) or cancel any SAR and replace it with a new SAR (with a lower strike price), and (iii) no option or SAR may be exchanged for cash or another award. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above for any action specifically permitted by Section 12 (Changes in Capital Structure and Similar Events) of the 2011 Plan. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without stockholder approval.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2011 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those

Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The 2011 Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2011 Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

Interests of Certain Persons in the Action Taken

Each of our directors and executive officers is a potential recipient of awards under the 2011 Plan. While as of the date this proxy statement is first sent to security holders our Board of Directors and the Compensation Committee have not committed to grant any awards to any director or executive officer not otherwise disclosed herein, we expect that the Board of Directors and Compensation Committee will grant awards to such participants in accordance with the 2011 Plan and our current compensation policies. Consequently, the increase in the number of shares available for issuance under the 2011 Plan pursuant to the proposed amendment is likely to result in awards being made to our directors and executive officers.

New Plan Benefits

The eligibility of employees, directors and consultants of Spectrum who currently participate in the 2011 Plan, and the identity of employees, directors and consultants of Spectrum who will participate in the 2011 Plan, as amended, in the future, and the amounts of their awards, are to be determined by our Board of Directors and the Compensation Committee. Although our Board of Directors and the Compensation Committee intend to make awards to eligible participants in the future, the amounts and terms of the awards to be made in the future have not yet been determined. Therefore, it is not possible to state the terms of any individual awards which may be made under the 2011 Plan, as amended, or the names of, or respective amounts allocable to, any participant in the 2011 Plan.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy is required to approve the amendment of the 2011 Plan to increase the number of shares of Common Stock available for issuance thereunder from 4,625,676 to 5,625,676.

The Board of Directors recommends that you vote FOR the amendment of the 2011 Plan to increase the number of shares of Common Stock available for issuance thereunder from 4,625,676 to 5,625,676.

OTHER MATTERS

The Board of Directors knows of no items of business to be brought before the Annual Meeting other than as described above.  If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items.  Discretionary authority for them to do so is contained in the enclosed proxy card and the Internet and telephone proxy submission procedures.

COMMUNICATIONS WITH THE BOARD

The Board of Directors welcomes communications from stockholders.  Generally, stockholders who have questions or concerns should contact our Vice President, Investor Relations at (608) 275-3340, or via e-mail at investorrelations@spectrumbrands.com.  Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, the non-management directors as a group, any committee of the Board of Directors, or any chairperson of any such committee by mail or e-mail.  To communicate with the Board of Directors, any individual director, the non-management group, or any committee of directors by mail, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title and sent to Spectrum Brands Holdings, Inc., Attention General Counsel, 3001 Deming Way Middleton, WI 53562.  To communicate with any of our directors electronically, stockholders should send an e-mail addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title to investorrelations@spectrumbrands.com.

All communications received as set forth in the preceding paragraph will be opened by the General Counsel for the sole purpose of determining whether the contents represent a message to our directors.  The General Counsel will forward copies of all correspondence that, in the opinion of the General Counsel, deal with the functions of the Board of Directors or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board of Directors.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Under the rules and regulations of the SEC, stockholder proposals intended to be presented in our proxy statement for the annual meeting of stockholders to be held in 2015 must be received at our principal executive offices at 3001 Deming Way Middleton, WI 53562, no later than August 25, 2014 in order to be considered for inclusion in our proxy statement for such meeting.  Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies.  In order to be considered for inclusion in our proxy statement, the proposal must comply in all respects with the rules and regulations of the SEC and our By-Laws.

Under our By-Laws, proposals of stockholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the annual meeting of stockholders to be held in 2015 may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than October 4, 2014 and not later than November 3, 2014.  The notice provided by a stockholder must contain certain information as specified in our By-Laws.  Notice of any proposal received after November 3, 2014 will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.  For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives.

ANNUAL REPORT AND FORM 10-K

A copy of our Annual Report on Form 10-K filed with the SEC is available upon request by writing to the Vice President, Investor Relations, Spectrum Brands Holdings, Inc., 3001 Deming Way Middleton, Wisconsin 53562 or via e-mail at investorrelations@spectrumbrands.com.

Our Annual Report for the fiscal year ended September 30, 2013, including the financial statements for Fiscal 2013, is being mailed to stockholders with this proxy statement.  An additional copy of the Annual

Report may be obtained by writing to the Vice President, Investor Relations at the above mailing address or electronic mail address.

By Order of the Board of Directors,

Nathan E. Fagre
General Counsel and Secretary

December 23, 2013

Appendix A

SPECTRUM BRANDS HOLDINGS, INC.
2011 Omnibus Equity Award Plan

1. Purpose. The purpose of the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under a Prior Plan and outstanding on the Effective Date.

(c) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or any of its Affiliates, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful misconduct or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” mean

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the members of the Board: (A) individuals who, on the Effective Date, were members of the Board (the “Incumbent Directors”), (B) individuals whose election or nomination to the Board was approved by Incumbent Directors constituting, at the time of such election or nomination, at least a majority of the Board or (C) individuals whose election or nomination to the Board was approved by individuals referred to in clauses (B) and (C) constituting, at the time of such election or nomination, at least a majority of the Board (other than, in the cases of clauses (B) and (C), directors whose initial nomination for, or assumption of office as, members of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the Board);

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to any Person, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (i) –(iv) above, (i) the record holders of the Common Stock of the Company immediately prior to such event or series of events continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event or series of events or (ii) a Designated Holder or Designated Holders are the Beneficial Owners, directly or indirectly, of more than 50% of the combined voting power of the Company or any successor.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Section 162(m) of the Code in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j) “Company” means Spectrum Brands Holdings, Inc., a Delaware corporation, and any successor thereto.

(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l) “Designated Holder” means Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Group, Inc., and their respective Affiliates and subsidiaries.

(m) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(n) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.

(o) “Effective Date” means October 21, 2010, provided that the Plan is approved by the shareholders at the first Annual Meeting within twelve months following October 21, 2010.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates).

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(t) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation service on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if Fair Market Value cannot be determined under clause (i) or (ii) above, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii), the fair market value as determined in good faith by the Committee in its sole discretion; or (iv) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation service on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(u) “Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Participant having “good reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) if “Good Reason” is specifically referred to in any Award but is not defined therein, the occurrence of any of the following without the Participant’s express written consent: (A) a material reduction in the Participant’s base salary, other than a reduction that is a part of and consistent with a reduction in compensation of similarly situated employees of the Company, or (B) requiring the Participant to relocate the Participant’s principal place of employment or service to a location that would result in an increase by more than fifty (50) miles in the Participant’s one-way commute from the Participant’s then-current principal residence; provided, however, that any event described in clause (A) or (B) shall not constitute Good Reason unless the Participant has given the Company prior written notice of such event within thirty (30) days after the Participant becomes aware or should have become aware of such event, and the Company has not cured such event (if capable of cure) within thirty (30) days following receipt of such notice.

(v) “Immediate Family Members” shall have the meaning set forth in Section 15(b).

(w) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(x) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(y) “Mature Shares” means shares of Common Stock either (i) previously acquired on the open market, (ii) not acquired from the Company in the form of compensation or (iii) acquired from the Company in the form of compensation that have been owned by a Participant for at least six months.

(z) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(aa) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(bb) “NYSE” means the New York Stock Exchange.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ff) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company.

(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(hh) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ii) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(jj) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(kk) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ll) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(mm) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(nn) “Person” has the meaning given such term in the definition of “Change in Control”.

(oo) “Plan” means this Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan.

(pp) “Prior Plan” shall mean, as amended from time to time, each of the Spectrum Brands Holdings, Inc. 2007 Omnibus Equity Award Plan and the Spectrum Brands Inc. 2009 Incentive Plan.

(qq) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(rr) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(tt) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(uu) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(vv) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ww) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(xx) “Substitute Award” has the meaning given such term in Section 5(e).

(yy) “Sub Plans” has the meaning given such term in Section 1.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration. (a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 4,625,676 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) subject to Section 12 of the Plan, no more than 500,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any calendar year;  (iii) subject to Section 12 of the Plan, no more than 1,000,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 500,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any single fiscal year during a Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) , or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 500,000 shares of Common Stock on the last day of the Performance Period to which such Award relates; and (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Award denominated in cash described in Section 11(a) of the Plan shall be $20,000,000.

(c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall not become available for other Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan, provided that the Plan is approved by shareholders within twelve months following the Effective Date.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or the substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, further, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as

“incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options. (a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and are Mature Shares; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(f) Buyout. The Committee may, in its sole discretion, at any time buy out for a payment in cash or the delivery of shares of Common Stock or other property (including, without limitation, another Award), an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made. If the Committee so determines, the consent of the affected Participant shall not be required to effect such buyout.

(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights. (a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.
            (d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(f) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units. (a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than or in addition to the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

 (c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement: (i) the Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee, and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

(e) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE SPECTRUM BRANDS HOLDINGS, INC. 2011 OMNIBUS EQUITY AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                     , BETWEEN SPECTRUM BRANDS HOLDINGS, INC. AND                     . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SPECTRUM BRANDS HOLDINGS, INC.

10. Other Stock Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards. (a) Generally. The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other ‘value creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii); client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvi) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii)system-wide revenues; (xxix) royalty income; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxxii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under

Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards (or awards of an acquiring Company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Board may in its sole discretion provide that, with respect to any particular outstanding Award or Awards:

(a) all then-outstanding Options and SARs shall become immediately exercisable as of immediately prior to the Change in Control with respect to up to 100 percent of the shares subject to such Option or SAR;

(b) the Restricted Period shall expire as of immediately prior to the Change in Control with respect to up to 100 percent of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals);

(c) all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee may (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance

Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee; and

(d) cause Awards previously deferred to be settled in full as soon as practicable.

To the extent practicable, any actions taken by the Board under the immediately preceding clauses (a) through (d) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

14. Amendments and Termination. (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted or for changed in GAAP to new accounting standards, to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) without stockholder approval.

 (b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

15. General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid within 15 days after such Awards are earned and become payable or distributable).

(d) Tax Withholding. (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or Sub Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(h) Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(i) No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j) Government and Other Regulations. (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the

Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(r) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(t) 409A of the Code. (i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

 (iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(u) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting, exercise or settlement of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), Awards shall be subject to clawback, forfeiture or similar requirement.

(v) Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth year following the year that shareholders previously approved such provisions following the date of initial shareholder approval, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

(w) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*  *  *

As adopted by the Board of Directors of Spectrum Brands Holdings, Inc.
on October 21, 2010

## SPECTRUM BRANDS HOLDINGS, INC.

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### Electronic Voting Instructions

**You can vote by Internet or telephone!**
**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Vote by Internet**

- Log on to the Internet and go to **http://proxy.georgeson.com/**
- Follow the steps outlined on the secured website.

**Vote by telephone**

- Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommends a vote "FOR" the listed nominees and "FOR" Proposals 2, 3, and 4.**

1. Election of Class I Directors for a Three-Year Term:

| | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|
| 01. Kenneth C. Ambrecht | ☐ | ☐ | 03. David R. Lumley | ☐ | ☐ |
| 02. Eugene I. Davis | ☐ | ☐ | 04. Omar M. Asali | ☐ | ☐ |

**B Non-Voting Items**

**Change of Address** — Please print new address below.

**C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each joint holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by a duly authorized person. If signed by a limited liability company, please sign in limited liability company name by a duly authorized person.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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**Important Notice Regarding the Availability of Proxy Materials**

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement. The Notice of Annual Meeting of Stockholders and Proxy Statement, 2013 Annual Report on Form 10-K of Spectrum Brands Holdings, Inc., and form of proxy for the Annual Meeting are also available, without charge, at *www.spectrumbrands.com*, or from the SEC's website at *www.sec.gov*. You also may request a copy of these materials, without charge, by sending an email to investorrelations@spectrumbrands.com. Please make your request no later than January 20, 2014 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an email or electronic copy of the materials. For meeting directions please call (608) 275-3340.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

## Proxy — SPECTRUM BRANDS HOLDINGS, INC.

## ANNUAL MEETING OF STOCKHOLDERS
## January 28, 2014

**This Proxy is solicited by the Board of Directors for use at the Spectrum Brands Holdings, Inc. Annual Meeting of Stockholders on January 28, 2014 or any postponement(s) or adjournment(s) thereof.**

The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated December 23, 2013, receipt of which is hereby acknowledged, does hereby appoint and constitute DAVID R. LUMLEY, ANTHONY L. GENITO and NATHAN E. FAGRE, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc. (the "Company") to be held at the office of the Company's Hardware and Home Improvement Group, 19701 Da Vinci Drive, Lake Forest, California 92610, on Tuesday, January 28, 2014, beginning at 7:45 a.m., Pacific Time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $0.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

**This Proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends.**

(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE